EXHIBIT 4.7





                           EMPLOYEE SAVINGS PLAN


                             AMENDED & RESTATED
                    GENERALLY EFFECTIVE JANUARY 1, 2003
                             Amendments No. 1-5

                                ASHLAND INC.
                           EMPLOYEE SAVINGS PLAN
==============================================================================

                  WHEREAS, Ashland Inc. established the Ashland Inc. Employee Savings Plan (which was known as the Ashland Inc. Employee Thrift Plan before October 1 1995) originally effective June 1, 1964 for the benefit of employees eligible to participate therein;
                  WHEREAS, the aforesaid Plan was amended from time to time and, as so amended, was completely amended and restated effective October 1, 1976 to comply with the provisions of the Employee Retirement Income Security Act of 1974;
                  WHEREAS, the aforesaid amended and restated Plan was further amended from time to time and was completely amended and restated effective October 1, 1980, and again restated effective October 1, 1983, and again restated effective October 1, 1985, and again restated effective October 1, 1989 and again restated effective October 1, 1995; and again restated effective January 1, 1997;
                  WHEREAS, Article 20 of the aforesaid amended and restated Plan, reserves to Ashland Inc. the right to further amend the Plan; and
                  WHEREAS, Ashland Inc. desires to make further amendments to the Plan and to incorporate such amendments into a completely restated Plan;
                  NOW, THEREFORE, Ashland Inc. does hereby further amend and restate the Ashland Inc. Employee Savings Plan, generally effective as of January 1, 2003, except as otherwise indicated, and provided that amendments which were made hereto from and after the Plan's last effective date of restatement through the date on which this restatement was executed shall be effective as of the dates that were specified under each such amendment, whether or not such effective dates are specified hereinafter, in accordance with the following terms and conditions:

                                 ARTICLE 1
                              PURPOSE OF PLAN

         1.1  Designation.
                  (a) General. The Plan is designated the "Ashland Inc. Employee Savings Plan." The Plan is also designated as a discretionary contribution plan under Section 401(a) of the Code to which contributions may be made without regard to the current or accumulated earnings and profits of the respective Participating Companies for the taxable years thereof ending with or within the Plan Year, and whose assets may be invested, without limitation, in qualifying employer securities as defined in Section 407(d)(5) of ERISA.
                  (b) ERISA 404(c). It is intended that the Plan be a plan described in Section 404(c) of ERISA, to the extent that the terms and operation of the Plan comply with those provisions; therefore, fiduciaries of the Plan may be relieved of any liability for any losses which are the direct and necessary result of investment instructions given by a Member or Beneficiary.
                  (c) Testing Method. The Plan is designated as an ADP test safe-harbor plan, as described in Notice 98-52, as modified in Notice 2000-3, and as allowed in Section 401(k)(12)(B) of the Code. As a result of such designation, Members may only make salary reduction elections, as described in Article 6, that are allocated to the Members' Tax Deferred Accounts. Also as a result of such designation, amounts attributable to Participating Company contributions allocated to Members' Accounts after December 31, 1998, and for distributions after December 31, 1998, of amounts from or attributable to what had been Members' Restricted Company Match Accounts shall, in addition to any other applicable restrictions on distributions, not be distributable to a Member before the occurrence of an event described in
                  Section 401(k)(2)(B) of the Code, except that the same may not be distributed on account of the hardship of a Member. Finally, as a result of such designation, Members that are eligible to make salary reduction contributions under Article 6 shall receive the notice required by
                  Section 401(k)(12)(D) of the Code. Such notice will be provided at or around the time of eligibility to participate and annually thereafter. The annual notice will be provided at least 30 days but not more than 90 days before the start of the next Plan Year.
                           (1)  Top-Heavy.  Effective  January 1, 2002,  so
                           long as the Plan consists  solely of a Plan that
                           meets  the  applicable   requirements   of  Code
                           sections   401(k)(12)   and   401(m)(11),    the
                           top-heavy  requirements  of Code section 416 and
                           the provisions of Article 24 shall not apply.
                  (d) ESOP. Effective January 1, 2003, the Restricted Company Match Account shall no longer be designated as an employee stock ownership plan, qualified under sections 401(a) and 4975(e)(7) of the Code. Therefore, each Member's Restricted Company Match Account will become part of the Member's Account and the amounts attributable to the Restricted Company Match Account shall become part of the investment in Fund A - Ashland Common Stock Fund.
                  .
         1.2 Purpose. The purpose of the Plan is to provide retirement and other benefits for the Members and their respective beneficiaries. To provide such benefits, the Participating Companies propose to make such contributions as directed and determined by the Sponsoring Company in accordance with the provisions of the Plan. Except as otherwise provided by the Plan and by law, the assets of the Plan shall be held for the exclusive benefit of Members and their beneficiaries and defraying reasonable expenses of administering the Plan, and it shall be impossible for any part of the assets or income of the Plan to be used for, or diverted to, purposes other than such exclusive purposes.
         1.3 Plan Mergers.
         (a) Ballenger and SuperAmerica. Effective as of December 31, 1995, with respect to accounts formerly held under the Ballenger Paving Company, Inc. 401(k) Employee Savings Plan (the "Ballenger Plan") and effective as of April 1, 1996, with respect to accounts formerly held under the SuperAmercia Hourly Associates Savings Plan (the "SuperAmerica Plan"), the Ballenger Plan and SuperAmerica Plan shall, as of their respective effective dates, be merged with and become a part of this Plan. The actual transfer of accounts from each of these plans to this Plan shall be made as part of the said plan mergers on such date as shall be determined and agreed to by and between the Sponsoring Company and the Trustee and the trustee of the applicable plan being merged herein. After each such account is transferred to the Plan, each such account shall be held and administered pursuant to the terms of this Plan; provided, however, notwithstanding anything contained herein to the contrary, the Section 411(d)(6) protected benefits (as defined under Treas. Reg. ss.1.411 (d) - 4) associated with each such account shall be preserved under this Plan. The accounts which are so transferred and merged into this Plan shall be placed in and shall be a part of the applicable Member's Account hereunder, and for purposes of determining service hereunder, the Member's prior service under the plan being merged herein shall count hereunder to determine such Member's Period of Service, and, for purposes of applying the withdrawal rules under this Plan, this Plan shall refer to the applicable date of allocation of employer contributions under such plan.
         (b) Superfos Related Plans. Effective on or after August 31, 2000, the accounts formerly held under the Shears Construction, LP 401(k) Retirement Savings Plan that are designated by the Plan Administrator or its delegate and effective on or after September 18, 2000, the accounts formerly held under the Superfos and Affiliates 401(k) Plan, the JB Coxwell Contracting, Inc. 401(k) Plan and the Harper Brothers Construction, Inc. 401(k) Profit Sharing Plan that are designated by the Plan Administrator or its delegate, shall, as of their respective effective dates, be merged with and become a part of this Plan. The actual transfer of accounts from each of these plans to this Plan shall be made as part of the said plan mergers on such date as shall be determined and agreed to by and between the Sponsoring Company and the Trustee and the trustee of the applicable plan being merged herein. After each such account is transferred to the Plan, each such account shall be held and administered pursuant to the terms of this Plan. The investment options into which the transferred assets are initially placed shall be similar to those in which they were invested prior to the merger, as determined by the Plan Administrator or its delegate. To accomplish the said merger, the Plan Administrator shall implement such procedures, as it deems appropriate or convenient. These may include but not be limited to suspending account transactions for a period of time following the merger. The Section 411(d)(6) protected benefits as defined under applicable Treasury regulations and other pronouncements shall be preserved; provided, however, that changes may be made to them after the merger allowed under law and Treasury or Internal Revenue Service interpretations. The accounts that are so transferred and merged into this Plan shall be placed in and shall be a part of the applicable Member's existing Account hereunder, if the Member has one. For purposes of applying the withdrawal rules under this Plan to the merged assets, this Plan shall refer to the applicable date of allocation of employer contributions under the plan from which the assets were transferred. Nevertheless, if that is not administratively convenient, then the transferred assets shall be deemed contributed on the date of transfer hereto for purposes of applying the withdrawal rules of the Plan. Effective for distributions on or after September 6, 2000, the assets of the accounts formerly held under the Shears Construction, LP 401(k) Retirement Savings Plan may only be distributed to Members in a form allowed by Section 13.3(a). Any optional form of benefit that would have otherwise applied to such assets before the effective date of Treas. Reg. ss.1.411(d)-4, Q&A-2(e) shall no longer apply. Notwithstanding anything in the foregoing to the contrary, the change to the optional forms of distribution available for the assets that were transferred from the Shears Construction, LP 401(k) Retirement Savings Plan and merged herewith shall not apply to a Member whose benefit consists in whole or in part of assets transferred from the said Shears Plan and whose benefit is distributed before the earlier of (i) the 90th day after the Member is furnished a summary of material modifications that describes the deletion of the otherwise preserved optional forms of distribution; or;(ii) January 1, 2002.
         (c) Conforming Distribution Options. Effective January 1, 2002, except to the extent already accomplished by
                  Section 13.3(b) as in effect on January 1, 2001, the distribution options available for any amounts transferred, merged, consolidated or otherwise contributed to the Plan from a source outside of the Plan shall only be those distribution options otherwise available under the Plan to the extent allowed by Code sections 411(d)(6)(D) and (E).

                                 ARTICLE 2
                                DEFINITIONS
         2.1      As used in the Plan:
         (a) "Account" shall mean all of the separate accounts maintained for each Member under the provisions of
                  Article 10 of the Plan (excepting, however, the accounts which comprise such Members' Tax Deferred Account) reflecting such Member's contributions to the Trust under the provisions of Article 5 of the Plan and reflecting Participating Company contributions to the Trust allocated on behalf of such Member under the provisions of Article 7 of the Plan, as adjusted in accordance with the provisions of Section 10.3 of the Plan. Effective January 1, 2003, each Member's Restricted Company Match Account shall become part of the Member's Account.
         (b) "Actual Contribution Percentage" shall mean, for the Highly Compensated Eligible Employees and the Non-Highly Compensated Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each person in each such group, of the amount, if any, of -
                  (1) such person's Member contributions allocated to such person's Account under Article 5; and
                  (2) such person's Participating Company contributions allocated to such person's Account under Article 7, to the extent such contributions are not treated as Member contributions allocated to such person's Tax Deferred Account under Article 6 pursuant to the terms of Section
                  2.1 (c) of the Plan for such Plan Year to the person's Actual Deferral Percentage Compensation for such Plan Year.

                  For purposes of computing the Actual Contribution Percentage of any Highly Compensated Eligible Employee, the amount of contributions, if any, allocated to such individual's Account (to the extent such contributions are considered in calculating the Actual Contribution Percentage under this paragraph (b) of Section 2.1 of the
                  Plan) for such Plan Year shall be combined with any other contributions by or on behalf of such individual intended to be made under Section 401(m) of the Code to any other plan (if any) which allows such contributions, maintained by the Sponsoring Company or maintained by an Affiliated Company, which are made by or on behalf of such individual from and after the time any such plan was so maintained, except to the extent that such other plan (if any) cannot be aggregated with this Plan under Treas. Reg. Section 1.410(b)-7(c), or any successor thereto.
         (c) "Actual Deferral Percentage" shall mean, for the Highly Compensated Eligible Employees and the Non-Highly
                  Compensated Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each person in each such group, of the amount of -
                  (1) contributions, if any, allocated to such person's Tax Deferred Account under Article 6; and
                  (2) such person's Participating Company contributions allocated to such person's Account under Article 7, to the extent the Sponsoring Company decides to treat such contributions for purposes of this paragraph (c) as Member contributions allocated to such person's Tax Deferred Account under Article 6 for such Plan Year to the person's Actual Deferral Percentage Compensation for such Plan Year.
                  For purposes of computing the Actual Deferral Percentage of any Highly Compensated Eligible Employee, the amount of contributions, if any, allocated to such individual's Tax Deferred Account and Restricted Company Match Account (to the extent such contributions are considered in calculating the Actual Deferral Percentage under this paragraph (c) of Section 2.1 of the Plan) for such Plan Year shall be combined with any other contributions of such individual intended to be made under Section 401(k) of the Code to any other plan (if any) which allows such contributions maintained by the Sponsoring Company or maintained by an Affiliated Company, which are made by such individual from and after the time any such plan was so maintained, except to the extent that such other plan (if any) cannot be aggregated with this Plan under Treas. Reg. Section 1.410(b)-7(c), or any successor thereto.
         (d) "Actual Deferral Percentage Compensation" shall mean the Compensation received during the Plan Year by an Employee.
         (e) "Affiliated Company" shall mean each of the following for such a period of time as is applicable under Section 414 of the Code:
                  (1)   a corporation which,  together with a Participating
                        Company  is a  member  of  a  controlled  group  of
                        corporations  within the meaning of Section  414(b)
                        of the Code (as modified by Section  415(h) thereof
                        for the  purposes of Article 5, and the  applicable
                        regulations thereunder);
                  (2)   a trade or business  (whether or not  incorporated)
                        with which a Participating  Company is under common
                        control within the meaning of Section 414(c) of the
                        Code (as modified by Section 415(h) thereof for the
                        purposes   of   Article   5,  and  the   applicable
                        regulations thereunder);
                  (3)   an    organization    which,    together   with   a
                        Participating Company, is a member of an affiliated
                        service group (as defined in Section  414(m) of the
                        Code); and
                  (4)   and any other entity required to be aggregated with
                        a  Participating  Company  pursuant to  regulations
                        under Section 414(o) of the Code.
         (f) "Beneficiary" shall mean the person or persons entitled to receive the distributions, if any, payable under the Plan pursuant to the applicable provisions of Articles 11 and 13 of the Plan, upon or after a Member's death, as such Member's Beneficiary. Each Member may designate a Beneficiary by filing a written designation thereof over his signature with the Sponsoring Company in such form and manner as the Sponsoring Company may prescribe from time to time. A designation shall be effective upon its receipt by the Sponsoring Company, retroactive to the date such Member signed such designation, provided that it is so filed during such Member's lifetime. The last effective designation received by the Sponsoring Company shall supersede all prior designations, provided that any designation shall only be effective if the Beneficiary survives the Member. A Member may designate one or more contingent Beneficiaries to receive any distributions in the event the primary Beneficiary (or Beneficiaries) does not survive the Member and may change his Beneficiary designation from time to time as provided above; provided however, the spouse to whom the Member was married on his date of death shall be such Member's Beneficiary, unless the spouse waives the right to be the Beneficiary and consents to the designation of another as follows:
                  (1) the spouse's consent and waiver is in writing and it is witnessed by either a notary public or Plan representative;
                  (2) the waiver and consent specify the alternate Beneficiary including any class of Beneficiaries, which may not be changed without spousal consent, except that if a trust is named as the Beneficiary, the beneficiaries under such trust may be changed without additional spousal consent;
                  (3) the waiver and consent specify the form of benefit payment (if applicable) which may not be changed without spousal consent; and
                  (4) the spouse's consent acknowledges the effect of the consent and waiver. Notwithstanding anything to the contrary contained in (2) and (3) immediately above, a spouse may execute a general consent and waiver which permits the Member to change alternate Beneficiaries and/or forms of benefit payment (if applicable) without spousal consent if, in such general consent and waiver, the spouse acknowledges his right to limit consent to a specific beneficiary and/or specific form of benefit, where applicable, and the spouse voluntarily elects to relinquish either or both of such rights. Any consent and waiver is only effective with respect to the spouse who signed such consent and is not effective with respect to any subsequent spouse. However, if it is established to the satisfaction of the Sponsoring Company that a written consent and waiver cannot be obtained because there is no spouse or the spouse cannot be located or because of such other circumstances as may be provided in Treasury regulations, then a Member's designation will be deemed effective without the need to comply with (1) through (4) above of this paragraph (f).
                           If a Member fails to designate a Beneficiary, or
                  if no designated Beneficiary survives the Member or dies simultaneously with the Member or under circumstances making it impossible to determine whether such Beneficiary survived such Member, the Member shall be deemed to have designated one of the following as Beneficiary (if living at the time of the Member's death) in the following order of priority: (i) the surviving spouse, and (ii) the Member's estate. If the Sponsoring Company shall be in doubt as to the right of any person as a Beneficiary, payment may be made to the Member's estate and such payment shall be in full satisfaction of any and all liability of the Plan (or any other person or entity) to any person claiming under or through such
                  Member. Whenever the rights of a Member are stated or limited in the Plan, his Beneficiaries shall be bound thereby.
                           To the extent  consistent with the provisions of
                  Section 401(a)(9) of the Code and the regulations thereunder, the Member's Beneficiary as determined under this Section 2.1(f) shall be his "designated beneficiary" as defined under said Section and regulations.
         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any Section of the Code shall include any successor provision thereto.
         (h) "Compensation" shall mean the salary and wages (or, if an Employee is not paid a fixed salary or wages, such other compensation as determined by the Sponsoring Company) paid by a Participating Company to an Employee during the Plan Year, including commissions, payroll continuation for sickness, overtime pay, shift premium, and vacation pay, if any, any amounts contributed to the Member's Tax Deferred Account, and any amounts excluded from the Member's income under Sections 401(k), 402(h), 403(b) or 125 of the Code; provided, however, Compensation shall not  include (i)  incentive  compensation  bonuses,  but,
                  effective October 1, 1999, Compensation shall include variable pay and bonus amounts paid to Members who are not eligible for the Sponsoring Company's incentive compensation bonus program, (ii) amounts contributed by a Participating Company or Affiliated Company under any employee benefit plan (other than amounts contributed to a Member's Tax Deferred Account under this Plan and any amounts excluded from the Member's income under Sections 401(k), 402(h), 403(b) or 125 of the Code), (iii) amounts paid to a Member under the Ashland Inc. ERISA Forfeiture Plan or any successor plan thereto, (iv) amounts paid to a Member as stock appreciation rights through the Ashland Inc. Long Term Incentive Plan or the Amended Stock Incentive Plan for Key Employees of Ashland Inc. and its Subsidiaries or any successor or similar plans thereto,
                  (v) allowances paid by reason of foreign assignment, which are not a part of such Member's base United States salary as determined by the Sponsoring Company; and (vi) remuneration determined to be disregarded under this paragraph (h) by the Sponsoring Company under rules uniformly applicable to all employees similarly situated;
                  (vii)  severance  pay paid on or after  November 1, 1992;
                  (viii) amounts deferred under and amounts paid from any nonqualified salary deferral plan; and (ix) effective January 1, 2000, amounts paid for waiving benefits under the Sponsoring Company's flexible benefits program. Notwithstanding anything in the foregoing to the contrary, the Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $150,000 as adjusted at the same time and manner as the adjustments under Section 415(d) of the Code, and any such adjustment for a calendar year shall apply to the Plan Year which begins with or within such calendar year and such adjustments shall only be made in increments of $10,000, rounded down to the next lowest multiple of $10,000, with the base period for determining this annual adjustment being the calendar quarter beginning October 1, 1993. Effective for Plan Years beginning on and after January 1, 2002, the Compensation of each Member taken into account under the Plan for any Plan Year shall not exceed $200,000. This amount shall be adjusted at the same time and manner as the adjustments under Section 415(d) of the Code. Any such adjustment for a calendar year shall apply to the Plan Year that begins with or within such calendar year. These adjustments shall only be made in increments of $5,000, rounded down to the next lowest multiple of $5,000, with the base period for determining this annual adjustment being the calendar quarter beginning July 1, 2001.
         (i) "Employee" shall, except as otherwise provided, mean any person who is an employee of one or more Participating Companies. The term Employee shall not include: (i) any person included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies unless such bargaining agreement specifically provides otherwise; (ii) any leased employees as defined in
                  Section 414(n) of the Code; (iii) any person compensated on an hourly rate or other rate basis if such employee is not included in a designated eligible payroll classification  code  so  designated  by  the  Sponsoring
                  Company; and (iv) any employee not included in a designated eligible payroll classification code so designated by the Sponsoring Company, which shall include those employees acquired as part of the acquisition of Superfos a/s and its US subsidiaries until the later of the date such employees are transferred to a designated eligible payroll classification code by the Sponsoring Company or January 1, 2000. For purposes of this section 2.1(i), a United States citizen who is an employee (a) of a foreign subsidiary (as defined in Section 3121(l)(8) of the Code) of a domestic Participating Company which is the subject of an agreement entered into by such domestic Participating Company under Section 3121(l) of the Code and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such foreign subsidiary, or (b) of a domestic subsidiary (as defined in Section 407(a)(2)(A) of the
                  Code) of a domestic Participating Company and as to whom contributions under a funded plan of deferred compensation are not provided by any person other than such domestic Participating Company with respect to the remuneration paid to such United States citizen by such domestic subsidiary, shall be deemed to be an employee of such domestic Participating Company. For purposes of this section 2.1(i), under rules of general application, a former employee of a Participating Company who is temporarily on leave of absence from employment with such Participating Company in order to render services to an Affiliated Company or other affiliate of a Participating Company, may be deemed an Employee of such Participating Company during such absence if such absence is determined by the Sponsoring Company to be in the interest of a Participating Company or an Affiliated Company; provided that such status as a deemed employee will be equally available to both Highly Compensated Employees and Non-Highly Compensated Employees who satisfy the criteria for such status; and provided further that such status shall only be available under terms and conditions satisfying Treas. Reg. ss.1.401(a)(4)-11(d) or any successor to that regulation.
         (j) "Employment Commencement Date" shall mean the date on which an employee (whether or not such employee is an Employee within the meaning of paragraph (i) of this
                  Section 2.1) first performs an Hour of Service for a Participating Company or an Affiliated Company.
         (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.
         (l) "Highly Compensated Eligible Employee" shall mean, with respect to a Plan Year, any Employee from and after the time he is eligible to participate in the Plan, pursuant to the provisions of Article 3, and who is a Highly Compensated Employee for such Plan Year.
         (m) "Highly Compensated Employee" shall mean for a particular Plan Year (1) an Employee who is a 5% owner (as defined in Section 416(i)(1)(B) of the Code) at any time of a Participating Company or an Affiliated Company during the present Plan Year (the "determination year"); or (2) an Employee who received compensation during the 12 consecutive month period prior to such Plan Year (the
                  "look-back year") from a Participating Company or an Affiliated Company in excess of $80,000 (as adjusted at the same time and in the same manner as the adjustments under Section 415(d) of the Code, and any such adjustment for a calendar year shall apply to the determination year or look-back year (whichever is applicable) which begins with or within such calendar year, except that the base period is the calendar quarter ending September 30,
                  1996).
                  For these purposes, the compensation of an individual refers to compensation as defined under Section 415(c)(3) of the Code.
                  A former Employee shall be a Highly Compensated Employee if he was (1) a Highly Compensated Employee at the time he separated from service; or (2) a Highly Compensated Employee at any time after attaining age 55. The determination of the status under (1) or (2) in the immediately preceding sentence shall be based on the rules for determining whether an individual was a Highly Compensated Employee as in effect in the particular determination year, in accordance with Section 1.414(q)-1T,A-4 of the temporary Treasury regulations and Notice 97-45.
                  When determining whether an Employee is a Highly Compensated Employee in the Plan Year before the generally effective date of this amendment and restatement (January 1, 1997), the provisions of this paragraph (m) shall be treated as being in effect in such prior Plan Year.
         (n)      "Hour of  Service"  shall  mean  each  hour for  which an
                  employee is paid, or entitled to payment, by a Participating Company or an Affiliated Company for the performance of duties as an employee.
         (o)      "Investment  Manager"  shall mean any party that:  (i) is
                  (A) registered as an investment advisor under the Investment Advisors Act of 1940, or (B) a bank (as defined in the Investment Advisors Act of 1940), or (C) an insurance company qualified to manage, acquire and dispose of Plan assets under the laws of more than one state; (ii) acknowledges in writing that it is a fiduciary with respect to the Plan; and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Article 14 of the Plan.
         (p) "Member" shall mean an eligible Employee who becomes a Member of the Plan as provided in Article 4 of the Plan. A Member ceases to be a Member when all funds in his Account, Restricted Company Match Account and Tax Deferred Account to which he is entitled under the Plan have been distributed in accordance with the Plan.
         (q) "Non-Highly Compensated Eligible Employee" shall mean, with respect to a Plan Year, any Employee from and after the time he is eligible to participate in the Plan, pursuant to the provisions of Article 3, who is not a Highly Compensated Eligible Employee for such Plan Year.
         (r) "Non-Highly Compensated Employee" shall mean, with respect to a Plan Year, any Employee, (or former Employee, if applicable) who is not a Highly Compensated Employee.
         (s) "One-Year Period of Service" shall mean 12 months of a Period of Service. For this purpose, nonsuccessive
                  Periods of Service shall be aggregated, and less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that 365 days of a Period of Service equal a whole One-Year Period of Service.
         (t) "One-Year Period of Severance" shall mean a 12-consecutive-month period beginning on an employee's Severance from Service Date and ending on the first anniversary of such date provided that the employee during such 12-consecutive-month period does not perform an Hour of Service for a Participating Company or Affiliated Company.
         (u) "Participating Company" shall mean (1) the Sponsoring Company; (2) any division of the Sponsoring Company some or all of whose employees are designated as eligible to participate in this Plan; and (3) an affiliate of the Sponsoring Company which adopts the Plan pursuant to
                  Article 18 of the Plan.
         (v) "Period of Service" shall mean a period of employment with a Participating Company or an Affiliated Company commencing on an employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on such employee's Severance from Service Date; provided, however, Period of Service shall also include any Period of Severance immediately following a Period of Service if the employee completes an Hour of Service within 12 months of the date on which the employee was first absent from service.
                  Notwithstanding the foregoing provisions of this paragraph (v), Period of Service shall not include the period between the first anniversary and the second anniversary of the first date of absence from work (1) by reason of the pregnancy of the employee, (2) by reason of the birth of a child of the employee, (3) by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. In the case of any employee who has a One-Year Period of Severance prior to becoming vested in any portion of his Account, such employee's Periods of Service with a Participating Company or an Affiliated Company before any such One-Year Period of Severance shall not be taken into account if such employee's latest Period of Severance equals or exceeds the greater of (i) five years or (ii) his prior aggregate Periods of Service completed before the date on which such One-Year Period of Severance began, and such prior aggregate Periods of Service shall not include any Period of Service not required to be taken into account by reason of any prior One-Year Period of Severance. Any Period of Service, or part thereof, with an Affiliated Company (other than a Participating Company) during a period of time during which such Affiliated Company was not an Affiliated Company shall be disregarded except that the following shall not be disregarded: (A) service as provided in Section 3.2 of the Plan, (B) service with an Affiliated Company by an Employee who was transferred from an Affiliated Company to a Participating Company, and (C) service with an Affiliated Company by an employee which is determined by the Sponsoring Company under uniform, nondiscriminatory rules not to be disregarded; provided that such service will be equally available to both Highly Compensated Employees and Non-Highly Compensated Employees who satisfy the criteria for such service; and provided further that such service shall only be available under terms and conditions satisfying Treas. Reg. ss.1.401(a)(4)-11(d) or any successor to that regulation.
         (w) "Period of Severance" shall mean the period of time commencing on an employee's Severance from Service Date and ending on the date such employee again performs an Hour of Service.
         (x) "Plan" shall mean the Ashland Inc. Employee Savings Plan (formerly known as the Ashland Inc. Employee Thrift
                  Plan).
         (y)      "Plan Year" shall mean the calendar year.
         (z) "Reemployment Commencement Date" shall mean the first date, following the Severance from Service Date, on which an employee performs an Hour of Service.
         (aa) "Restricted Company Match Account" shall no longer exist after December 31, 2002.
         (ab) "Severance from Service Date" shall mean the earliest to occur of (1) the date on which an employee quits, retires or is discharged from employment with a Participating Company or an Affiliated Company, or dies; or (2) except as otherwise provided in clause (3), the first anniversary of the first date of a period during which an employee remains absent from service (with or without pay) with a Participating Company or an Affiliated Company for any reason other than a quit, retirement, discharge or death; or (3) the second anniversary (or such shorter period as may be allowed by regulations) of the first date of a period in which an employee remains absent from service with a Participating Company or an Affiliated Company by reason of the placement of a child with the employee in connection with the adoption of such child by such employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, if the employee furnishes to the Sponsoring Company such information in such form and at such time as it may from time to time require that such absence was for one of the reasons specified in this sentence and the number of days for which there was such an absence. Notwithstanding the preceding sentence, (i) if an employee is absent from service with a Participating Company or an Affiliated Company solely by reason of temporary leave of absence determined by the
                  Sponsoring Company under uniform, non-discriminatory rules to be in the interest of a Participating Company or an Affiliated Company, such employee shall be deemed not to have quit or been absent from service with such Participating Company or Affiliated Company so long as such employee complies with the terms and conditions of such temporary leave of absence; or (ii) if an employee is absent from service with a Participating Company or an Affiliated Company solely by reason of military service under circumstances by which such employee is afforded reemployment rights under any applicable Federal or State statute or regulation, such employee shall be deemed not to have quit or have been absent from service with such Participating Company or Affiliated Company if such employee returns to service with such Participating
                  Company or Affiliated Company before the expiration of such reemployment rights; provided, however, in the event that such employee fails to comply with the terms and conditions of a temporary leave of absence or fails to return to service with such Participating Company or Affiliated Company before the expiration of such reemployment rights, such employee shall be deemed to have quit on the first day on which such employee was first absent from service with such Participating Company or Affiliated Company by reason of such temporary leave of absence or such military service.
         (ac)     "Sponsoring  Company"  shall mean Ashland Inc.  including
                  any successor by merger, purchase or otherwise.
         (ad)     "Tax  Deferred  Account"  shall  mean  all  the  separate
                  accounts maintained under the provisions of Article 10 to which are allocated, on behalf of a Member, contributions to the Trust under the provisions of Section 6.1 of the Plan as adjusted in accordance with the provisions of
                  Section 10.3 of the Plan.
         (ae) "Termination of Employment" shall mean termination of employment with any Participating Company or any Affiliated Company, whether voluntarily or involuntarily, for any reason other than by reason of a Member's transfer  to a  Participating  Company  or an  Affiliated
                  Company. With respect to amounts held in a Member's Tax Deferred Account and Restricted Company match Account and for distributions before December 31, 2001, a Member shall be deemed to have incurred a Termination of Employment upon the date of the sale by a Participating Company or an Affiliated Company to a purchaser not related to either such Company under Sections 414 (b),
                  (c), (m), or (o) of the Code of
                                    (i)     substantially all of the assets
                                            (within  the meaning of Section
                                            409(d)(2)  of the Code) used by
                                            such  Company  in  a  trade  or
                                            business of such  Company  even
                                            though  such  Member  continues
                                            employment  with the  purchaser
                                            of such assets, or
                                    (ii)    the stock  (within  the meaning
                                            of  Section  409(d)(3)  of  the
                                            Code)   of   a    Participating
                                            Company   or   an    Affiliated
                                            Company even though such Member
                                            continues  employment with such
                                            Company;
                  provided, that such purchaser does not maintain the Plan after the date of such sale.
                  Notwithstanding anything in the Plan to the contrary, effective January 1, 2002 Termination of Employment shall include both a separation from service and a severance from employment for purposes of determining if a distribution under the Plan is allowed.
         (af) "Trust" shall mean the legal entity resulting from the trust agreement between the Sponsoring Company, on its own behalf and as agent for all other Participating Companies, and the Trustee which receives the Participating Companies' and Members' contributions, and holds, invests, and disburses funds to or for the benefit of Members and their Beneficiaries.
         (ag) "Trust Fund" shall mean the total contributions made by the Participating Companies and Members to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustee.
         (ah) "Trustee" shall mean the party or parties, individual or corporate, named in the trust agreement and any duly appointed additional or successor Trustee or Trustees acting thereunder.
         (ai) "Valuation Date" shall mean each business day the New York Stock Exchange is open.
         2.2 Wherever appropriate, words used in the Plan in the singular shall mean the plural, the plural shall mean the singular, and the masculine shall mean the feminine.

                                 ARTICLE 3
                        REQUIREMENTS FOR ELIGIBILITY
         3.1      Eligibility Requirements.
                  (a)(1) General. Each Member of the Plan on January 1, 2003, shall continue to be a Member subject to the provisions of the Plan. Subject to the provisions of
                  Article 4 of the Plan, an Employee who is a Member under the provisions of sub-paragraph (2) of this paragraph (a) shall be eligible for the contribution described in
                  Section 7.1(c) as soon as is administratively feasible after completing a One-Year Period of Service, provided that such Member is an Employee of a Participating Company on such date.
                  (2) Less  Than One Year.  Subject  to the  provisions  of
                  Article 4 of the Plan, each Employee of a Participating Company in a payroll classification designated as eligible for participation hereunder by the Sponsoring Company who has not received credit for a One-Year Period of Service shall be eligible to make the contributions allowed under Article 6 of the Plan as soon as is administratively feasible after the later of:
                        (i) January 1, 2001; or
                        (ii) the Employee's date of employment.
                  Employees who are eligible to make contributions under this sub-paragraph (2) of this paragraph (a) shall be considered to be Members of the Plan for all purposes except they shall not be eligible to receive the contributions described in Section 7.1(c) of the Plan until completing a One-Year Period of Service.
                  (3) Reemployment. Notwithstanding anything to the contrary herein contained, any Member who incurs a
                  Termination of Employment and who is subsequently reemployed as an Employee of a Participating Company in a payroll classification designated as eligible for participation hereunder by the Sponsoring Company shall be eligible to again become a Member, subject to the provisions of Article 4, as of the first pay period for such Employee beginning coincident with or next following the day after the reemployment of such Employee.
                  (b) Special Rule for Deferred Compensation Eligible Group. Effective January 1, 2002, Employees who are or who become eligible to make non-qualified salary deferrals under the Ashland Inc. Deferred Compensation Plan shall be eligible to make contributions to this Plan. The terms of the Plan shall be applied to these Employees in the same manner as they are applied to other eligible Employees, except as otherwise noted in this paragraph (b) of Section 3.1. The Employees referred to in this paragraph (b) shall only be allowed to make one irrevocable election to make contributions to the Plan for each Plan Year, subject only to suspension because of a hardship distribution as provided under Sections 5.3 and 6.3. Such election shall be made at such time and pursuant to such procedures as prescribed by the Sponsoring Company from time to time. Such elections shall, however, be collected prior to the Plan Year to which they relate. In the event the Employee becomes eligible to make non-qualified salary deferrals under the Ashland Inc. Deferred Compensation Plan effective on a day other than January 1, then the Employee's irrevocable election under this Plan shall be collected before the period of the Plan Year to which an election under the Ashland Inc. Deferred Compensation Plan would relate. Under these circumstances, the Employee's existing election under this Plan would end and the Employee would have to make a new irrevocable election hereunder to be effective for the remainder of the Plan Year. Such elections shall become irrevocable on the first day of the Plan Year (or portion thereof) to which they relate and shall be effective with respect to pay received after such day (or as soon as is administratively feasible). Notwithstanding anything in the foregoing to the contrary, an Employee whose election is otherwise irrevocable shall have an opportunity to increase such election effective with respect to Compensation received after June 30, 2003. To be eligible to increase the election, the Employee must meet all of the following:
                  (1) The Employee elected to contribute 4% or less of Compensation to the Plan for the 2003 Plan Year; and
                  (2) The Employee does not elect to increase the contribution above 5% of Compensation.
                  An election to increase an Employee's contribution to the Plan described above will only be effective with respect to Compensation received after June 30, 2003 and will be irrevocable for the remainder of the Plan Year. Any such election shall be made in the manner prescribed by the Sponsoring Company, but it can be made no later than June 30, 2003.
         3.2 Service With A Predecessor Employer. If the Plan had previously been maintained by a predecessor of a Participating Company, whether a corporation, partnership, sole proprietorship or other business entity, any period of service with such predecessor shall be treated as a period of service with a Participating Company. If the Plan had not been previously maintained by a predecessor of a Participating Company, service with such predecessor shall not be taken into account, except to the extent required pursuant to regulations prescribed by the United States Secretary of the Treasury or his delegate. Notwithstanding the foregoing, service by a sole proprietor or partner shall not be counted as a period of service with a Participating Company.

                                 ARTICLE 4
                         PARTICIPATION IN THE PLAN
         4.1 Participation. Any Employee eligible to participate in the Plan in accordance with Article 3 of the Plan shall become a Member with respect to the first paycheck for such Employee issued for the first pay period beginning after the Sponsoring Company records such Employee's enrollment as a Member. Such enrollments shall be accomplished by means of such administrative procedures as may be prescribed by the Sponsoring Company, from time to time. By enrolling in the Plan, each Member shall (i) authorize the automatic deduction of such Member's contributions and any contributions allocable to his Tax Deferred Account from such Member's Compensation or authorize such other method of making contributions as may be required by the Sponsoring Company, (ii) designate such Member's investment election under the provisions of Section 8.2 of the Plan, (iii) designate one or more Beneficiaries pursuant to the provisions of Section 2.1(f) of the Plan, and (iv) provide such other information, and agree to such conditions, understandings, declarations or agreements as the Sponsoring Company shall from time to time require.

                                 ARTICLE 5
                            MEMBER CONTRIBUTIONS
         5.1 Rate. Subject to Section 5.4, Section 6.1 and the limitations of Article 7, each Member may elect to contribute to the Plan by means of payroll deduction (or other method as may be required by the Sponsoring Company) an amount not less than 1% nor more than 50% (in whole number percentages) of Compensation, for each payment of Compensation received after enrolling for participation under Section 4.1 of the Plan. The 50% limit may be exceeded for a Member to the extent required to facilitate the Member's catch-up contribution under Section 6.1(b). Contributions pursuant to this Article 5 that are less than or equal to 4% (5% effective July 1,
2003) of a Member's Compensation, and with respect to which a Participating Company contribution is made under the provisions of Article 7 of the Plan, are designated as Basic Contributions. Contributions that are in excess of 4% (5% effective July 1, 2003) of a Member's Compensation, and with respect to which no such Participating Company contribution is made, are designated as Supplemental Contributions. All Member contributions shall be paid into the Plan not less frequently than monthly and shall be allocated to such Member's Account or Tax Deferred Account as provided in the Plan.
         5.2 Change of Rate. Subject to Section 3.1(b), a Member may elect to change his contribution rate (including changes to or from 0%) within the limits set forth in Section 5.1 by following such administrative procedures as may be prescribed by the Sponsoring Company, from time to time. Any such change to his contribution rate shall be effective with respect to the first paycheck for such Member issued for the first pay period beginning after the Sponsoring Company records such change.
         5.3 Automatic Discontinuance of Contributions. If a Member ceases to be an Employee, or otherwise ceases to be eligible to participate pursuant to the terms of Article 3 of the Plan, his Basic Contributions and Supplemental Contributions, if any, shall be automatically discontinued.
If a Member elects to make a hardship withdrawal from his Account and Tax Deferred Account, if any, pursuant to the provisions of Section 12.3 of the Plan, such Member's Basic Contributions and Supplemental Contributions, if any, shall be automatically discontinued effective for payments of Compensation first occurring for the pay period of such Member after the Sponsoring Company records such withdrawal. The automatic discontinuance of contributions resulting from a hardship withdrawal shall last for a period of 12 calendar months, starting with the first calendar month coincident with or next following the automatic discontinuance of contributions. After the expiration of this 12 calendar month period, the Member must affirmatively elect to resume contributions pursuant to the provisions of
Section 5.2 of the Plan. The 12-month suspension period described in the foregoing shall be changed to 6 months for hardship distributions made after December 31, 2001.
In no  event  shall  the  Actual  Contribution  Percentage  for the  Highly
Compensated Eligible Employees exceed the greater of (i) the Actual Contribution Percentage for the Non-Highly Compensated Eligible Employees multiplied by 1.25; or (ii) the lesser of (A) the Actual Contribution Percentage for the Non-Highly Compensated Eligible Employees plus 2.00, or
(B) the Actual Contribution Percentage for the Non-Highly Compensated Eligible Employees multiplied by 2 (hereinafter called the "actual contribution percentage test"). The Sponsoring Company may, without notice to any Member, discontinue all or part of the contributions of any one or more Highly Compensated Eligible Employees when such discontinuance is deemed necessary or advisable to establish and/or preserve the Plan as qualified under the provisions of Section 401(a) of the Code and related provisions or to satisfy the actual contribution percentage test in the immediately preceding sentence. To the extent permitted by regulations issued by the Secretary of the Treasury of the United States or his delegate, such discontinuance by the Sponsoring Company may be retroactive. Notwithstanding anything to the contrary contained herein, the following actions may be taken by the Sponsoring Company, without notice to any Member, in the event that the actual contribution percentage test is not satisfied for the Plan Year:
         (a) If the actual deferral percentage test of Section 6.3 is satisfied for such Plan Year, then the Sponsoring Company may recharacterize such amount of the salary reduction contributions allocated to the Tax Deferred Accounts of the Non-Highly Compensated Eligible Employees for such Plan Year as Participating Company contributions for such Plan Year to the extent that such recharacterization would allow the Plan to satisfy the actual contribution percentage test for such Plan Year; provided that the actual deferral percentage test was still met for such Plan Year, both with and without the amounts so recharacterized. Any contributions that are so recharacterized shall not otherwise be considered to be Participating Company contributions and shall remain allocated to the Tax Deferred Accounts of the affected Non-Highly Compensated Eligible Employees.
         (b) If the actual contribution percentage test for the Plan Year cannot be satisfied under (a) of this Section 5.3, then the amount by which the Participating Company contributions and Member contributions for such Plan Year which are allocated to the Accounts of Highly Compensated Eligible Employees exceeds the maximum amount of such contributions that could have been made for such Plan Year to satisfy the actual contribution percentage test (hereinafter "excess aggregate contributions") shall be distributed, with their allocable share of income or loss, to the Highly Compensated Eligible Employees by the end of the following Plan Year, as determined for each such Employee in the following described manner. The total amount of the excess aggregate contributions for the year is first determined. To determine the total excess aggregate contributions, the actual contribution ratios (which is for each Highly Compensated Eligible Employee the ratio of Member and Participating Company contributions allocated to his Account for the Plan Year to his Actual Deferral Percentage Compensation for the Plan Year) of the Highly Compensated Eligible Employees for such Plan Year are reduced, beginning with the Highly Compensated Eligible Employee(s) having the highest actual contribution ratio, in succession, until each such actual contribution ratio is reduced to no more than the greater of the following --
                  (1)      the   particular   actual   contribution   ratio
                           resulting in the Actual Contribution  Percentage
                           for the Highly  Compensated  Eligible  Employees
                           that    satisfies   the   actual    contribution
                           percentage test, calculated under the formula of
                           [ (M x T) - S ] /  N,  where  M is  the  maximum
                           allowable Actual Contribution Percentage for the
                           Highly  Compensated  Eligible  Employees , based
                           upon the Actual  Contribution  Percentage of the
                           Non-Highly  Compensated  Eligible  Employees for
                           such Plan Year,  T is the total number of Highly
                           Compensated  Eligible  Employees  for  the  Plan
                           Year,  S is the sum of the  actual  contribution
                           ratios  of  the  Highly   Compensated   Eligible
                           Employees  who do not  have the  highest  actual
                           contribution  ratio for the Plan Year,  and N is
                           the  number  of  Highly   Compensated   Eligible
                           Employees   who  do  have  the  highest   actual
                           contribution ratio for the Plan Year; or
                  (2)      the  actual  contribution  ratio  of the  Highly
                           Compensated  Eligible  Employee(s) with the next
                           highest actual contribution ratio;
until no such Highly Compensated Eligible Employee's actual contribution ratio for the Plan Year exceeds the highest permitted such ratio for such Plan Year. The amount of the total excess aggregate contributions to be distributed to a particular Highly Compensated Eligible Employee for the Plan Year is determined by starting with the Highly Compensated Eligible Employee with the greatest amount of Member and Participating Company contributions allocated to his Account for such Plan Year and reducing the amount of such contributions to the next highest amount of such contributions for a Highly Compensated Eligible Employee and continuing in descending order until all the excess aggregate contributions have been so allocated and distributed. For this purpose, the highest amount of such contributions is determined after the distribution of any excess aggregate contributions. However, the excess aggregate contributions so allocated to a Highly Compensated Eligible Employee cannot exceed the sum of the
Participating Company contributions and Member contributions actually allocated to such Highly Compensated Eligible Employee's Account for the Plan Year. Excess aggregate contributions distributed to a Highly
Compensated Eligible Employee for a Plan Year shall first come from any Supplemental Contributions made by such Employee under Section 5.1 for such Plan Year and, if there are still excess aggregate contributions to be distributed after exhausting such Employee's Supplemental Contributions, then the remaining portion of the distribution shall come from such Employee's Basic Contributions under Section 5.1 and Participating Company contributions allocated to his Account for the Plan Year in the proportion that such Basic Contributions bears to such Participating Company contributions for such Employee for such Plan Year. The amount of allocable income or loss that is added to a Highly Compensated Eligible Employee's distribution of excess aggregate contributions is equal to the income or loss allocable to the Member contributions under this Article 5 and the Participating Company contributions for the Plan Year multiplied by a fraction whose numerator is the excess aggregate contributions allocated to the Highly Compensated Eligible Employee for the Plan Year and whose denominator is the sum of such Employee's Account on the first day of such Plan Year and the Member contributions under this Article 5 and Participating Company contributions allocated to his Account for such Plan Year. Notwithstanding anything to the contrary, if, during the Plan Year for which an excess aggregate contribution is made, a Highly Compensated Eligible Employee who would otherwise be allocated a share of such excess aggregate contribution with its allocable share of income or loss receives a distribution of all of his Account, such distribution shall be deemed to have been a distribution of such Employee's share of the excess aggregate contribution and its allocable share of income or loss.
         5.4  Rollover  Contributions.  Subject to the  provisions  of this
Section 5.4, effective after December 31, 1997, a Member may contribute to the Plan, for allocation to the Member's Account, an amount consisting of a Direct Rollover, a Regular Rollover or a Conduit IRA Rollover. Amounts contributed by a Member pursuant to this Section 5.4, and any earnings and any income allocable thereto, shall be fully vested and nonforfeitable at all times.
         (a) Eligibility. Effective for rollover contributions to the Plan after December 31, 2002, Employees who meet the eligibility requirements of Section 3.1 of the Plan and former Employees who still have an Account or Tax Deferred Account in the Plan are eligible to make contributions under this Section 5.4.
         (b) Direct Rollover. A Direct Rollover is a contribution that satisfies all of the following:
         (1) The contribution is made in cash (including a check) or by such other means as may be prescribed by the Sponsoring Company, in consultation with the Trustee.
         (2) The contribution consists of all or a portion of the taxable part of the Member's benefit under another qualified trust or annuity (as defined in Code section 402(c)(8)). For this purpose, such a contribution may include an eligible rollover distribution to a Member that is a former Employee from another qualified trust sponsored by the Sponsoring Company, a Participating Company or an Affiliated Company. Effective for rollover contributions made after December 31, 2001, such contributions that are received from a qualified trust may also include amounts that were not taxable to the Member upon distribution. The Plan must, however, separately account for the rollover contributions that consist of amounts that were both taxable and non-taxable to the Member on distribution from the qualified trust. The non-taxable portion of such distribution will be treated as after-tax contributions made after 1986 under clause (ii) of Section 10.1. Additionally, after December 31, 2001, the Plan will accept (i) rollover contributions from an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions, and (ii) rollover contributions from an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
         (3) The contribution constitutes an eligible rollover distribution (as defined in Code Section 402(c)(4)).
         (4) The contribution is being transferred directly to the Plan pursuant to the provisions of Code Section 401(a)(31). Effective for rollover contributions after December 31, 2001, the contribution is being transferred directly to the Plan pursuant to the provisions of Code section 401(a)(31), 403(b)(10) or 457(d)(1)(C), as applicable.
         (c) Regular Rollover. A Regular Rollover is a contribution that satisfies all the requirements enumerated for a Direct Rollover in paragraph (b) of this Section 5.4, except the requirement of paragraph (b)(4) of this Section 5.4, and which is delivered by the Member to the Plan not later than the 60th day after the day of the Member's receipt of the amount being contributed as a Regular Rollover. Effective for rollover contributions after December 31, 2001, the time limit of the preceding sentence may be extended as allowed in Code section 402(c)(3)(B).
         (d) Conduit IRA Rollover. A Conduit IRA Rollover is a contribution that satisfies all of the following:
         (1) The contribution is made in cash (including a check) or by such other means as may be prescribed by the Sponsoring Company, in consultation with the Trustee.
         (2) The contribution consists of all or a portion of a Member's benefit under an individual retirement account or individual retirement annuity, the assets of which consist solely of amounts attributable to a qualified trust as defined in Code Section 402(c)(8), as required under Code Section 408(d)(3)(A)(ii). The source of the distribution for rollover contributions after December 31, 2001 is not relevant so long as the amount of the rollover contribution was properly in the account from which it was distributed and so long as the rollover contribution to the Plan does not exceed the amount the Member received from such account that would have been included in gross income.
         (3) The contribution is delivered by the Member to the Plan not later than the 60th day after the day of the Member's receipt of the amount being contributed as a Conduit IRA Rollover. Effective for rollover contributions after
                  December 31, 2001, the time limit of the preceding sentence may be extended as allowed in Code section 408(d)(3)(i).
         (e) Information Provided by Member. Before the Plan will accept a Direct Rollover, a Regular Rollover or a Conduit IRA Rollover, the Sponsoring Company may require the Member to provide such information and documentation as the Sponsoring Company deems to be convenient and appropriate to demonstrate that the amount submitted as a Direct Rollover, Regular Rollover or Conduit IRA Rollover satisfies the requirements applicable to such a rollover. If, after accepting a contribution from a Member as a Direct Rollover, Regular Rollover or Conduit IRA Rollover, the Sponsoring Company becomes aware such contribution did not satisfy the applicable rollover requirements in paragraph (b), (c) or (d) of this Section 5.4, then the amount of such contribution and any earnings attributable to it will be automatically distributed within a reasonable time to the Member, without the Member's consent.
         (f) Investment. Coincident with or prior to the Plan's acceptance of a contribution under this Section 5.4, the Member shall direct the Plan and the Trustee regarding the investment of the contribution among the investment alternatives provided in Article 8 of the Plan. The Member's investment of contributions under this Section 5.4 shall be subject to all the relevant provisions of Article 8 of the Plan and shall be subject to such administrative procedures as prescribed, from time to time, by the Sponsoring Company, in consultation with the Trustee.
         (g) Amounts Received as Surviving Spouse or Alternate. Distributions received by an Employee in the capacity of a surviving spouse or an alternate payee under a qualified domestic relations order that satisfies the requirements of paragraph (a) hereof shall be eligible to be contributed to the Plan as a rollover contribution if the relevant provisions of this Section 5.4 are met with respect to the same as though the Employee were an employee with respect to such distribution.

                                 ARTICLE 6
                       SALARY REDUCTION CONTRIBUTIONS
         6.1      Salary Reduction Election.
         (a) General. Subject to the provisions of Section 6.3 and the limitations of Article 7, each Member may elect to reduce his remuneration from a Participating Company by having an amount of his contribution under
Article 5 of the Plan, determined in whole number percentages of his Compensation, allocated to his Tax Deferred Account. Such election shall be made pursuant to such administrative procedures as may be prescribed by the Sponsoring Company, from time to time. Member contributions under this
Section 6.1, when combined with any other contributions of such Member intended to be made under Section 401(k) of the Code to any other plan (if any) which allows such contributions maintained by the Sponsoring Company or maintained by an Affiliated Company, which are made by such Member from and after the time any such plan was so maintained, shall not exceed the dollar limitation as determined by the United States Secretary of the Treasury or his delegate pursuant to Section 402(g) of the Code to reflect increases in the cost of living and to be adjusted no more than annually. Notwithstanding anything in the foregoing to the contrary, effective for contributions after December 31, 2001, the applicable limit of Code section 402(g) may be exceeded as allowed in paragraph (b) of this Section 6.1. Notwithstanding anything in the foregoing to the contrary, if a Member's contributions under this Section 6.1 made during a calendar year exceed the maximum dollar limitation described above (hereinafter called "excess deferral"), then such Member may notify the Sponsoring Company by March 1 of the calendar year following the calendar year for which such excess deferral was made, in writing, under such procedures as may be prescribed by the Sponsoring Company, from time to time, of the amount of such excess deferral in the Plan. If the Sponsoring Company has actual knowledge of such an excess deferral for a Member, then such written notice from such Member shall be deemed to have been given. After such actual notice or deemed notice occurs, the amount of such excess deferral, reduced by any prior distributions of excess contributions under Section 6.3, shall be distributed to the Member, with its allocable share of income or loss, by April 15 of the calendar year following the calendar year for which the excess deferral occurred; provided, however, that such distribution may be made earlier, including within the calendar year for which the excess deferral occurred. The amount of income or loss allocable to the distribution of the excess deferral is determined by multiplying the amount of income or loss allocable to the contributions made to the Plan for the calendar year during which the excess occurred (or if earlier, the income or loss for such contributions as of the Valuation Date immediately prior to the distribution) by a fraction whose numerator is the excess deferral for such Member and whose denominator is the sum of such Member's Tax Deferred Account balance as of the beginning of the calendar year for which the excess deferral occurred and the amount of such Member's contributions under this Section 6.1 for that calendar year (or if earlier, the amount of such contributions as of the Valuation Date immediately prior to the distribution). Excess deferrals distributed shall first come from any Supplemental Contributions made under this Section 6.1 during the calendar year for which the excess deferral occurred and, if there are still excess deferrals to be distributed after exhausting such Supplemental Contributions, then the remaining portion of the distribution shall come from the Member's Basic Contributions under this Section 6.1 made during such calendar year, provided, that notwithstanding any other provision of the Plan to the contrary, the amount of any Participating Company contributions related to any such Basic Contributions shall be forfeited and used to reduce the amount of Participating Company contributions that would otherwise be required. Notwithstanding anything to the contrary, if, during the calendar year for which an excess deferral is made, a Member who would otherwise receive a distribution of such an excess deferral with its allocable share of income or loss receives a distribution of all of his Tax Deferred Account, such distribution shall be deemed to have been a distribution of such Member's excess deferral and its allocable share of income or loss.
         (b) Catch-Up Contributions. Effective for contributions made after December 31, 2001, Members who will be at least age 50 before the close of the applicable Plan Year shall be able to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as
applicable, by reason of the making of such catch-up contributions. The Sponsoring Company shall prescribe administrative procedures that it considers to be convenient to facilitate catch-up contributions. These procedures may be changed from time to time.
         6.2 Change or Suspension/Resumption of Salary Reduction Rate. Subject to Sections 3.1(b), 5.1 and 6.1 of the Plan, a Member may elect to change the amount of his contributions being allocated to his Tax Deferred Account, in amounts equal to one or more whole percentage points of his Compensation (including changes to or from 0%), by following such administrative procedures as may be prescribed by the Sponsoring Company, from time to time, and any such change shall be effective with respect to the first paycheck for such Member issued for the first pay period beginning after the Sponsoring Company records such change.
         6.3 Automatic Suspension or Discontinuance of Salary Reduction. If a Member ceases to be an Employee, or otherwise ceases to be eligible to participate pursuant to the terms of Article 3 of the Plan, his Basic Contributions and Supplemental Contributions, that were being made and allocated pursuant to the terms of this Article 6, if any, shall be automatically discontinued.
If a Member elects to make a hardship withdrawal from his Account and Tax Deferred Account, if any, pursuant to the provisions of Section 12.3 of the Plan, such Member's Basic Contributions and Supplemental Contributions, that were being made and allocated pursuant to the terms of this Article 6, if any, shall be automatically discontinued effective for payments of Compensation first occurring for the pay period of such Member after the Sponsoring Company records such withdrawal. The automatic discontinuance of contributions resulting from a hardship withdrawal shall last for a period of 12 calendar months, starting with the first calendar month coincident with or next following the automatic discontinuance of contributions. After the expiration of this 12 calendar month period, the Member must affirmatively elect to resume contributions pursuant to the provisions of
Section 5.2 and/or Section 6.2 of the Plan. The 12-month suspension period described in the foregoing shall be changed to 6 months for hardship distributions made after December 31, 2001.
In no event shall the Actual Deferral Percentage for the Highly Compensated Eligible Employees exceed the greater of (i) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees multiplied by 1.25; or
(ii) the lesser of (A) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees plus 2.00, or (B) the Actual Deferral Percentage for the Non-Highly Compensated Eligible Employees multiplied by 2 (hereinafter called the "actual deferral percentage test"). However, the amount of any excess deferrals under Section 6.1 for a calendar year attributable to Non-Highly Compensated Eligible Employees shall be disregarded and excluded from the computation of the actual deferral percentage test for the Plan Year in which such excess deferrals occurred, and, for this purpose, such excess deferrals shall be deemed to be the last contributions made during the calendar year in which such excess deferrals occurred, going backwards, until the contributions so determined equal the amount of the excess deferral for any such Employee. The Sponsoring Company may, without notice to any Member, discontinue the salary reduction contributions of any one or more Highly Compensated Employees when such discontinuance is deemed necessary or advisable to establish and/or preserve the Plan as qualified under the provisions of Section 401(a) and
Section 401(k) of the Code. To the extent permitted by regulations issued by the Secretary of the Treasury of the United States or his delegate, such discontinuance by the Sponsoring Company may be retroactive and/or be by way of reclassification of Member contributions and/or by way of distributions to Members. If salary reduction contributions are discontinued pursuant to the terms of this Section 6.3, the payroll deductions which were related to such contributions shall continue at the same rate for each affected Member, and such contributions, from and after the date of such discontinuance, shall be deemed to be contributions made under and subject to the provisions of Article 5, including, but not limited to, the limitations applicable to such contributions under Section
5.4 of the Plan. If the Sponsoring Company determines to allow salary reduction contributions to resume for any or all of the Highly Compensated Eligible Employees, the rate of the contributions being made as of the day prior to such resumption which related to the original discontinuance of the salary reduction contributions shall cease to be made under the provisions of Article 5 and shall, from and after the date of such resumption, be made under the terms of this Article 6 at a rate for each Member equal to the lesser of the rate at which such contributions were being made prior to their prior discontinuance or such rate as is prescribed by the Sponsoring Company, pursuant to the terms of this Section
6.3. Notwithstanding anything to the contrary contained herein, the following actions may be taken by the Sponsoring Company, without notice to any Member, in the event that the actual deferral percentage test is not satisfied for the Plan Year. In such event, the amount by which the salary reduction contributions for such Plan Year which are allocated to the Tax Deferred Accounts of Highly Compensated Eligible Employees exceeds the maximum amount of such contributions that could have been made for such Plan Year to satisfy the actual deferral percentage test (hereinafter "excess contributions") shall be distributed, with their allocable share of income or loss, to the Highly Compensated Eligible Employees by the end of the following Plan Year, as determined for each such Employee in the following described manner. To determine the total excess contributions, the actual deferral ratios (which is for each Highly Compensated Eligible Employee the ratio of salary reduction contributions allocated to his Tax Deferred Account for the Plan Year to his Actual Deferral Percentage Compensation for the Plan Year) of the Highly Compensated Eligible Employees for such Plan Year are reduced, beginning with the Highly Compensated Eligible Employee(s) having the highest actual deferral ratio, in succession, until each such actual deferral ratio is reduced to no more than the greater of the following --
                  (1)      the particular  actual  deferral ratio resulting
                           in the Actual Deferral Percentage for the Highly
                           Compensated  Eligible  Employees  that satisfies
                           the actual deferral percentage test,  calculated
                           under the  formula of [ (M x T) - S ] / N, where
                           M  is  the  maximum  allowable  Actual  Deferral
                           Percentage for the Highly  Compensated  Eligible
                           Employees  ,  based  upon  the  Actual  Deferral
                           Percentage   of   the   Non-Highly   Compensated
                           Eligible  Employees for such Plan Year, T is the
                           total  number  of  Highly  Compensated  Eligible
                           Employees for the Plan Year, S is the sum of the
                           actual deferral ratios of the Highly Compensated
                           Eligible  Employees  who do not have the highest
                           actual  deferral  ratio for the Plan Year, and N
                           is the  number  of Highly  Compensated  Eligible
                           Employees   who  do  have  the  highest   actual
                           deferral ratio for the Plan Year; or
                  (2)      the   actual   deferral   ratio  of  the  Highly
                           Compensated  Eligible  Employee(s) with the next
                           highest  actual  deferral  ratio;  until no such
                           Highly  Compensated  Eligible  Employee's actual
                           deferral  ratio  for the Plan Year  exceeds  the
                           highest permitted such ratio for such Plan Year.
                  The  amount  of  the  total  excess  contributions  to be
                  distributed to a particular Highly  Compensated  Eligible
                  Employee for the Plan Year is determined by starting with
                  the  Highly   Compensated   Eligible  Employee  with  the
                  greatest   amount  of  salary   reduction   contributions
                  allocated to his Tax Deferred  Account for such Plan Year
                  and reducing the amount of such contributions to the next
                  highest  amount  of  such   contributions  for  a  Highly
                  Compensated   Eligible   Employee   and   continuing   in
                  descending order until all the excess  contributions have
                  been so allocated and distributed.  For this purpose, the
                  highest amount of such  contributions is determined after
                  the  distribution of any excess  contributions.  However,
                  the  excess   contributions  so  allocated  to  a  Highly
                  Compensated Eligible Employee cannot exceed the amount of
                  salary reduction contributions actually allocated to such
                  Highly  Compensated   Eligible  Employee's  Tax  Deferred
                  Account for the Plan Year,  and are reduced by the amount
                  of any  previously  distributed  excess  deferrals  under
                  Section  6.1  attributable  to  such  Plan  Year.  Excess
                  contributions   distributed   to  a  Highly   Compensated
                  Eligible  Employee  for a Plan Year shall first come from
                  any Supplemental  Contributions made by such Employee and
                  allocated to his Tax Deferred  Account for such Plan Year
                  and,  if  there  are  still  excess  contributions  to be
                  distributed after exhausting such Employee's Supplemental
                  Contributions,   then  the   remaining   portion  of  the
                  distribution   shall  come  from  such  Employee's  Basic
                  Contributions  that were  allocated  to his Tax  Deferred
                  Account    for   such   Plan   Year,    provided,    that
                  notwithstanding  any other  provision  of the Plan to the
                  contrary,   the  amount  of  any  Participating   Company
                  contributions  related  to any such  Basic  Contributions
                  shall be  forfeited  and used to  reduce  the  amount  of
                  Participating  Company contributions that would otherwise
                  be required.  The amount of allocable income or loss that
                  is  added  to a Highly  Compensated  Eligible  Employee's
                  distribution  of  excess  contributions  is  equal to the
                  income  or  loss   allocable  to  the  salary   reduction
                  contributions  for the Plan Year multiplied by a fraction
                  whose numerator is the excess contributions  allocated to
                  the Highly  Compensated  Eligible  Employee  for the Plan
                  Year and whose  denominator is the sum of such Employee's
                  Tax  Deferred  Account on the first day of such Plan Year
                  and the salary reduction contributions under allocated to
                  his  Tax   Deferred   Account   for   such   Plan   Year.
                  Notwithstanding anything to the contrary, if, during the Plan Year for which an excess contribution is made, a Highly Compensated Eligible Employee who would otherwise be allocated a share of such excess contribution with its allocable share of income or loss receives a distribution of all of his Tax Deferred Account, such distribution shall be deemed to have been a distribution of such Employee's share of the excess contribution and its allocable share of income or loss.

                                 ARTICLE 7
                    PARTICIPATING COMPANY CONTRIBUTIONS
         7.1      Participating Company Contributions.
         (a) Prior to July 1, 2003. The Participating Companies shall contribute to the Trust, in cash or in kind, on behalf of each Member for whom there are Member Basic Contributions, the amount derived from the following table:

--------------------------------------------------------------- -------------------------------------------------------------
                           Column 1                                                       Column 2
       Successive Levels of Member Basic Contributions, as a      Participating Company Contributions as a Percentage of each
            Percentage of Compensation, to which Levels of                Level of Member Basic Contributions in Column 1
              Participating Company Contributions Relate
--------------------------------------------------------------- -------------------------------------------------------------
            1. at least 1% and not greater than 2%                                        1. 110%
--------------------------------------------------------------- -------------------------------------------------------------
            2. at least 3% and not greater than 4%                                        2. 100%
--------------------------------------------------------------- -------------------------------------------------------------

         Any forfeitures under the Plan shall be used to reduce the amount of the Participating Companies' contributions that would otherwise be contributed under this Section 7.1. The determination of the amount of the aggregate Participating Company contributions, and the payment thereof, for each payment of Compensation for which a contribution is to be made shall be made as soon as practicable after the payment of such Compensation, as arranged, from time to time, between the Sponsoring Company and the Trustee. Subject to the limitations of Section 7.2 and Section 7.3 of the Plan, the Participating Company contributions made with regard to each Member's Basic Contributions shall be allocated between the Account and Restricted Company Match Account of each such Member for the period for which such allocation is being made as determined under the following table:

-------------------------------- ------------------------------ ------------------------------ ------------------------------
           Column 1                        Column 2                       Column 3                       Column 4
 Member Basic Contributions in       Participating Company        Portion of Participating       Portion of Participating
 1 Percentage Point Increments   Contributions for each $1 of     Company Contributions in       Company Contributions in
                                  Member Basic Contributions      Column 2 Allocated to the      Column 2 Allocated to the
                                          in Column 1                 Member's Account          Member's Restricted Company
                                                                                                       Match Account
-------------------------------- ------------------------------ ------------------------------ ------------------------------
1.            first 1% of                  1. $1.10                       1. $ .30                       1. $ .80
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
2.            second 1% of                 2. $1.10                       2. $ .30                       2. $ .80
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
3.            third 1% of                  3. $1.00                       3. $ .30                       3. $ .70
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
4.            fourth 1% of                 4. $1.00                       4. $ .30                       4. $ .70
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------

         Each Participating Company's share of the aggregate Participating Company contributions for any period for which an allocation is made shall equal the sum of the allocations pursuant to this
         Section 7.1 of such aggregate Participating Company contributions to the Accounts of the Members employed by such Participating Company during such period.
         (b) After June 30, 2003. Effective with respect to an eligible Member's Basic Contributions made to the Plan from Compensation received after June 30, 2003, the Participating Companies shall contribute to the Trust, in cash or in kind, on behalf of each Member for whom there are Member Basic Contributions, the amount derived from the following table:

--------------------------------------------------------------- -------------------------------------------------------------
                           Column 1                                                       Column 2
    Successive Levels of Member Basic Contributions, as a       Participating Company Contributions as a Percentage of each
            Percentage of Compensation, to which Levels of                 Level of Member Basic Contributions in Column 1
              Participating Company Contributions Relate
--------------------------------------------------------------- -------------------------------------------------------------
            1. at least 1% and not greater than 5%                                        1. 100%
--------------------------------------------------------------- -------------------------------------------------------------

         Any forfeitures under the Plan shall be used to reduce the amount of the Participating Companies' contributions that would otherwise be contributed under this Section 7.1. The determination of the amount of the aggregate Participating Company contributions, and the payment thereof, for each payment of Compensation for which a contribution is to be made shall be made as soon as practicable after the payment of such Compensation, as arranged, from time to time, between the Sponsoring Company and the Trustee. Subject to the limitations of Section 7.2 and Section 7.3 of the Plan, the Participating Company contributions made with regard to each Member's Basic Contributions shall be allocated to the Account of each such Member for the period for which such allocation is being made with a portion of such contribution invested in Fund A -
         Ashland Common Stock Fund and the remainder invested pursuant to the Member's investment election for contributions of the Member under Articles 5 and 6 as determined under the following table:

-------------------------------- ------------------------------ ------------------------------ ------------------------------
           Column 1                        Column 2                       Column 3                       Column 4
 Member Basic Contributions in       Participating Company        Portion of Participating       Portion of Participating
 1 Percentage Point Increments   Contributions for each $1 of     Company Contributions in       Company Contributions in
                                  Member Basic Contributions      Column 2 Allocated to the     Column 2 Invested on behalf
                                          in Column 1                 Member's Account           of the Member in Fund A -
                                                                                                 Ashland Common Stock Fund
-------------------------------- ------------------------------ ------------------------------ ------------------------------
1.            first 1% of                  1. $1.0 0                      1. $ .40                       1. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
2.            second 1% of                 2. $1.00                       2. $ .40                       2. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
3.            third 1% of                  3. $1.00                       3. $ .40                       3. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
4.            fourth 1% of                 4. $1.00                       4. $ .40                       4. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------
5.            fifth 1% of                  4. $1.00                       4. $ .40                       4. $ .60
            Compensation
-------------------------------- ------------------------------ ------------------------------ ------------------------------

         Each Participating Company's share of the aggregate Participating Company contributions for any period for which an allocation is made shall equal the sum of the allocations pursuant to this
         Section 7.1 of such aggregate Participating Company contributions to the Accounts of the Members employed by such Participating Company during such period.

         7.2      Limitation on Annual Additions.
         (a) Notwithstanding any other provision of the Plan, the sum of the Annual Additions (as hereinafter defined) to a Member's Account and Tax Deferred Account for a Limitation Year (as defined in Section 7.4) ending after January 1, 1984 shall not exceed the lesser of: (i) $30,000 as adjusted under Section 415(d) of the Code, determined as of the applicable Limitation Year; or (ii) 25% of such Member's Limitation Year Compensation (as defined in Section 7.4). Effective for Limitation Years beginning after December 31, 2001, the sum of the said Annual Additions shall not exceed (except as otherwise allowed under Code section 414(v)) the lesser of: (i) $40,000 as adjusted under Section 415(d) of the Code, determined as of the applicable Limitation Year; or (ii) 100% of such Member's Limitation Year Compensation (as defined in Section 7.4). The limitation in each clause
                  (ii) above shall not apply with respect to any contributions for medical benefits (within the meaning of
                  Section 419A(f)(2) of the Code) after separation from service which are otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under Section 415(l) of the Code. The term Annual Additions to a Member's Account for any Limitation Year shall mean the sum of:
                  (1)      such  Member's  allocable  share  of  the  total
                           aggregate  Participating  Company  contributions
                           for the Plan Year ending within such  Limitation
                           Year;
                  (2)      amounts  allocated  under  Section  6.1 to  such
                           Member's Tax Deferred  Account for the Plan Year
                           ending within such  Limitation  Year (other than
                           excess  deferrals  distributed  to the Member by
                           April  15 of the  calendar  year  following  the
                           calendar year during which such excess  deferral
                           arose);
                  (3)      the  amount  of  such   Member's   total   Basic
                           Contributions and Supplemental  Contributions to
                           his account for the Plan Year ending within such
                           Limitation    Year    (other    than    rollover
                           contributions, repayments of loans or of amounts
                           described in Section 411(a)(7)(B) of the Code in
                           accordance   with  the   provisions  of  Section
                           411(a)(7)(C) of the Code,  repayments of amounts
                           described in Section  411(a)(3)(D)  of the Code,
                           direct   transfers   between   qualified  plans,
                           deductible  employee  contributions  within  the
                           meaning of  Section  72(o)(5)  of the Code;  and
                           salary  reduction  contributions to a simplified
                           employee  pension plan which are excludable from
                           gross  income  under  Section  408(k)(6)  of the
                           Code);
                  (4)      amounts  allocated,  in  years  beginning  after
                           March 31, 1984, to an individual medical benefit
                           account,  as defined in Section 415(l)(2) of the
                           Code,  which is part of a defined  benefit plan;
                           and
                  (5)      amounts  derived  from   contributions  paid  or
                           accrued  after  December  31,  1985,  in taxable
                           years   ending   after  such  date,   which  are
                           attributable to post-retirement medical benefits
                           allocated  to  the  separate  account  of a  key
                           employee,  as defined in Section  419A(d)(3)  of
                           the Code,  under a  welfare  benefits  fund,  as
                           defined   in   Section   419(e)   of  the  Code,
                           maintained  by a  Participating  Company  or  an
                           Affiliated Company.
         Except as provided in (2) of this paragraph (a), excess deferrals, excess contributions and excess aggregate contributions are included as Annual Additions for the Limitation Year for which they are allocated to an account.
         (b) In the event that it is determined that, but for the limitations contained in paragraph (a) of this Section 7.2, the Annual Additions to a Member's Account and Tax Deferred Account for any Limitation Year would be in excess of the limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual Additions within the limitation contained in paragraph (a) of this Section 7.2 in the following order:
                  (1)      Any  employee  contributions  by a Member to his
                           Account   which  are  included  in  such  Annual
                           Additions  shall  be  returned  to  such  Member
                           together  with  any  gain  attributable  to such
                           returned  employee   contributions   unless  the
                           return  of  employee  contributions  under  this
                           sub-paragraph  (1) results in  discrimination in
                           favor of employees of the Sponsoring Company, or
                           other  Participating  Company  which  is  not an
                           Affiliated  Company of the  Sponsoring  Company,
                           who are officers or highly compensated;
                  (2)      If there are no such employee contributions, or,
                           if  such   employee   contributions   cannot  be
                           returned  or are not  sufficient  to reduce such
                           Annual  Additions to the  limitations  contained
                           herein, to the extent permitted by the Code and/
                           or regulations issued thereunder,  contributions
                           allocated  to a Member's  Tax  Deferred  Account
                           which  are  included  in such  Annual  Additions
                           shall be paid to such Member  together  with any
                           gain attributable to such contributions;
                  (3)      If there  are no such  allocations,  or, if such
                           allocations cannot be paid to such Member or are
                           not  sufficient to reduce such Annual  Additions
                           to  the  limitations   contained  herein,   such
                           Member's   allocable   share  of  the  aggregate
                           Participating Company contributions for the Plan
                           Year ending within such Limitation Year shall be
                           reduced.
         (c) To the extent that the amount of any Member's allocable share of the aggregate Participating Company contributions is reduced in accordance with the provisions of paragraph (b) of this Section 7.2, the amount of such reductions shall be treated as a forfeiture under the Plan and shall be applied to reduce Participating Company contributions made or to be made after the date on which such reduction arose or, if there are no such contributions made, shall be returned to the Participating Companies.
         7.3 Limitation on Annual Additions for Participating Companies or Affiliated Companies Maintaining Other Defined Contribution Plans. In the event that any Member of this Plan is a participant under any other Defined Contribution Plan (as defined in Section 7.4) maintained by a Participating Company or an Affiliated Company (whether or not terminated), the total amount of Annual Additions to such Member's accounts under all such Defined Contribution Plans shall not exceed the limitations set forth in Section 7.2; provided, however, if any such Defined Contribution Plan is subject to a special limitation in addition to, or instead of, the regular limitations described in Sections 415(b) and 415(c) of the Code: (i) the total amount of Annual Additions to such Member's Account, Tax Deferred Account and Restricted Company Match Account in this Plan (only) shall not exceed the limitations set forth in Section 7.2, (ii) the combined limitations for all such Defined Contribution Plans (including this Plan) shall be the larger of such special limitation or the limitations set forth in Section 7.2 and
(iii) if any such other Defined Contribution Plan is a tax credit employee stock ownership plan under which the amount allocated to such Member for a Limitation Year is equal to the limitation set forth in Section 7.2, no part of the total aggregate Participating Company contributions for such Limitation Year may be allocated to such Member under this Plan. If it is determined that as a result of the limitations set forth in this Section
7.3 the Annual Additions to a Member's Account, Tax Deferred Account and Restricted Company Match Account in this Plan must be reduced, such reduction  shall be  accomplished  in  accordance  with the  provisions  of
Section 7.2.
         7.4 Definitions Relating to Annual Additions Limitations. For purposes of Section 7.2, Section 7.3 and this Section 7.4, the following definitions shall apply:
         (a) "Retirement Plan" shall mean (i) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Code, (ii) any annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code, (iii) any qualified bond purchase plan described in
                  Section 405(a) of the Code, (iv) any individual retirement account, individual retirement annuity or retirement bond described in Sections 408(a), 408(b) or 409(a) of the Code and (v) any simplified employee pension.
         (b) "Defined Contribution Plan" shall mean (i) a Retirement Plan which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account and (ii) mandatory and/or voluntary employee contributions to a defined benefit plan to the extent of such employee contributions.
         (c)      "Limitation Year" shall mean the Plan Year.
         (d) "Limitation Year Compensation" shall mean the Member's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Participating Companies and Affiliated Companies during a Limitation Year including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, and bonuses. Limitation Year Compensation shall not include deferred compensation amounts (other than amounts received by a Member pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Member for federal income tax purposes); amounts allocated to a Member's Tax Deferred Account, provided, however, that such amounts shall be included as Limitation Year Compensation in Limitation Years beginning after December 31, 1997; allowances paid by reason of foreign assignment; amounts realized from the exercise of non-qualified stock options or when restricted stock (or property) held by a Member becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and other amounts which receive special tax benefits. Notwithstanding anything in the foregoing to the contrary, effective for Limitation Years beginning after December 31, 1997, elective deferrals pursuant to Code sections 125 or 457 shall be included as Limitation Year Compensation. Effective for Limitation Years beginning after December 31, 2000, elective deferrals pursuant to Code section 132(f)(4) shall also be included in Limitation Year Compensation. Effective for Limitation Years beginning on and after October 1, 1994, the applicable annual compensation limit becomes $150,000 and adjustments thereto shall only be made in increments of $10,000, rounded down to the next lowest multiple of $10,000, in such manner as determined by Code section 415(d) from time to time. Effective for Limitation Years beginning on and after January 1, 2002, the applicable annual compensation limit becomes $200,000 and adjustments thereto shall only be made in increments of $5,000 rounded down to the next lowest multiple of $5,000, in such manner as determined by Code section 415(d) from time to time.

                                 ARTICLE 8
                        INVESTMENT OF CONTRIBUTIONS
         8.1 Investment Funds. The Trust Fund shall be invested by the Trustee in such investment funds as may be agreed upon, from time to time, between the Trustee and the Sponsoring Company, as provided in Section 4 of the trust agreement between the Sponsoring Company and the Trustee, dated as of October 1, 1995 and as it may be amended thereafter, including all attachments and exhibits appended thereto, all of which are incorporated herein by reference and made a part hereof., Any provision of the trust agreement so incorporated that is in conflict with a provision regarding the investment funds contained herein shall supercede and control over the conflicting provision contained herein. Among the investment funds that the Trustee and the Sponsoring Company may agree to make available for Members' investment elections is the following:
         (a) Fund A - Ashland Common Stock Fund shall be a fund consisting of common stock of the Sponsoring Company contributed by one or more Participating Companies or purchased by the Trustee (i) on the open market; (ii) by the exercise of stock rights; (iii) through participation in any dividend reinvestment program of the Sponsoring Company, including any such program which involves the direct issuance or sale of common stock by the Sponsoring Company (if no commission is charged with respect to such direct issuance or sale); or (iv) from the Sponsoring Company whether in treasury stock or authorized but unissued stock. Stock purchased by the Trustee pursuant to clause (iii) of this paragraph (a) shall be valued pursuant to such dividend reinvestment program and shall be purchased in accordance with all of the terms and conditions of such program. Stock contributed by a Participating Company or purchased by the Trustee pursuant to clause (iv) of this paragraph (a) shall be valued at the closing price of such stock on the New York Stock Exchange composite tape for the trading day immediately preceding the date on which such stock is contributed or sold to the Plan; provided, however, that effective on and after April 1, 1996, stock acquired pursuant to clause (iv) of this paragraph (a) shall be valued at the closing price of such stock on the New York Stock Exchange at 4:00 PM for the date as of which such stock is contributed or sold to the Plan and provided further, that any such stock so contributed shall be in whole shares only. In no event shall a commission be charged with respect to a purchase pursuant to clause
                  (iv). The Trustee may, to the extent it is mutually agreed upon by the Trustee and the Sponsoring Company, maintain a portion of the investment in Fund A in cash and/or cash equivalents, in accordance with the terms of the trust agreement, for the purpose of fund liquidity and to accommodate distributions. Notwithstanding anything in the Plan to the contrary, effective January 1, 2000, if there is a stock dividend of shares of Arch Coal, Inc. paid with respect to amounts held in Fund A, the Ashland Common Stock Fund, and on amounts held in the Restricted Company Match Accounts, such stock dividend shall be allocated to an investment fund maintained in the Plan, which may be a separately accounted for subdivision of Fund A, hereinafter referred to as the Arch Coal Investment Fund, to hold each Member's and Beneficiary's allocable share of such stock dividend. The terms of the Arch Coal Investment Fund shall not allow any Member or Beneficiary to transfer additional amounts thereto, but, nevertheless, shall provide that any cash dividends paid on such stock dividend allocated thereto be used to acquire additional amounts of such stock. Additionally, Members and Beneficiaries having interests invested in the Arch Coal Investment Fund shall be able to direct the Trustee regarding the voting of the shares of stock represented by the said investment therein in the same manner as prescribed in Section 15.6 and in
                  Article 23 of the Plan. Effective January 1, 2003, the investments in the Restricted Company Match Accounts shall be merged into and become a part of this Fund A.
         8.2 Allocation of Contributions to Funds. A Member's contributions made under Articles 5 and 6 of the Plan and the Member's allocable share of the aggregate Participating Company contributions that are not allocated to initial investment in Fund A - Ashland Common Stock Fund under Section 7.1 of the Plan shall be invested in one of more of the investment Funds provided from time to time in the trust agreement, as elected by the Member pursuant to Article 4 or as subsequently changed in accordance with Section
8.3. The amount so elected to be invested by a Member in a particular Fund cannot be less than 5% of the total of the contributions to be invested and must otherwise be expressed in whole percentage point increments, unless otherwise specified under administrative rules promulgated by the Sponsoring Company. An account shall be established for each Member under each Fund to which contributions on behalf of such Member have been allocated and a separate account shall be established under each such Fund in respect of any salary reduction contributions under Article 6 of the Plan. Additionally, each Member's contributions allocated to his Account before 1987 which consisted of after-tax contributions of such Member shall be separately accounted for. Effective January 1, 2000, the income, gains, losses and dividends payable on any stock dividends paid in shares of Arch Coal, Inc. with respect to Members' and Beneficiaries' holdings in Fund A and in the Restricted Company Match Accounts which are allocated to the Arch Coal Investment Fund interests of such Members and Beneficiaries, as described in Section 8.1(a) of the Plan, shall automatically be allocated to the Arch Coal Investment Fund interests of all such Members and Beneficiaries, with the amount of any such dividends reinvested in additional shares of Arch Coal, Inc. stock. The reinvestment of such dividends payable on the Arch Coal, Inc. stock investments shall occur at such time and in such manner as determined by the Trustee.
         8.3 Change in Investment Options. A Member may elect to change his investment option or options for future contributions by following such administrative procedures as may be prescribed by the Sponsoring Company, from time to time, and any such change shall be effective with respect to the first paycheck for such Member issued for the first pay period beginning after the Sponsoring Company records such change. While a portion of the Participating Company contribution made with respect to a Member is initially invested in Fund A - Ashland Common Stock Fund as prescribed in
Section 7.1 of the Plan, the Member may elect to change the investment of such contribution at any time after the allocation of it to the Fund A - Ashland Common Stock Fund. Notwithstanding anything in the Plan to the contrary, no Member may elect to have any portion of such Member's contributions or the Participating Company contributions made on behalf of such Member allocated to the Member's investment (if any) in the Arch Coal Investment Fund.
         8.4 Transfer Between Investment Funds. Subject to such administrative procedures as may be prescribed by the Sponsoring Company, from time to time, and subject to any requirements regarding the minimum amount that a Member may be able to direct to be transferred from one investment Fund to another as may be prescribed, from time to time, by the Sponsoring Company and the Trustee, a Member may elect to transfer all or a portion of his Account and Tax Deferred Account invested in any Fund available under the trust agreement to or among any one or more of the other such Funds by following such administrative procedures for the same as may be prescribed by the Sponsoring Company, from time to time, generally to be effective no later than the end of the next day following the day on which such investment transfer is recorded on the records of the Trustee and on which the New York Stock Exchange is open. Notwithstanding anything in the Plan to the contrary, no Member or Beneficiary may elect to have any portion of such person's other investments in the Plan transferred to such person's investment (if any) in the Arch Coal Investment Fund. Nevertheless, Members and Beneficiaries may elect to have their interests in the Arch Coal Investment Fund transferred to other available investment options under the Plan on the same terms and conditions that such investment transfers may be made among other investment options in the Plan.
         8.5      Trustee to Trustee Transfers.
         (a) PAYSOP Termination. In connection with the termination of the portion of the Ashland Inc. PAYSOP, effective January 31, 1991, the Plan shall accept direct transfers of shares of common stock of the Sponsoring Company for investment in Fund A hereunder, valued as of the date of such transfer under the rules applicable under such PAYSOP, with respect to Employees who are eligible to participate in the Plan. Except for purposes of the rules for determining the amount of and the limitations on Participating Company contributions under Articles 7 and 24 of the Plan, such direct transfers of shares shall be treated in the same manner as Participating Company contributions made to the Plan with respect to an Employee.
         (b) LESOP Diversification. In connection with the making of investment directions under Section 7.5 of the Ashland Inc. Leveraged Employee Stock Ownership Plan, the Plan shall accept direct transfers of shares of common stock of the Sponsoring Company for investment in Fund A hereunder, and for allocation to the Account of the Member who directed that such transfer be made, valued as of the date of such transfer under the rules applicable under such plan. Except for purposes of the rules for determining the amount of and the limitations on Participating Company contributions under Articles 7 and 24 of the Plan, such direct transfers of shares shall be treated in the same manner as Participating Company contributions made to the Plan with respect to a Member and allocated to such Member's Account.
         (c) Subject to the satisfaction of the following requirements, a Member may make a voluntary and informed election directing that his entire vested Account and Tax Deferred Account be transferred directly from the Trustee of this Plan to the trustee of another plan ("transferee plan") which is qualified under Section 401(a) of the Code. The requirements which must be satisfied are as follows:
                                    (i)     The   Member   shall  have  the
                                            option to allow his Account and
                                            Tax Deferred  Account to remain
                                            in this  Plan  for the  maximum
                                            period  of time  allowed  under
                                            Sections  13.1  and 16.1 of the
                                            Plan.
                                    (ii)    The  Account  and Tax  Deferred
                                            Account,  when  transferred  to
                                            the  transferee  plan,  must be
                                            fully  vested  thereunder  and,
                                            immediately      after     such
                                            transfer,   the  Member   would
                                            receive  from  the   transferee
                                            plan, on a termination basis, a
                                            benefit  therefrom  which is at
                                            least  equal to the  benefit to
                                            which   he  would   have   been
                                            entitled,   on  a   termination
                                            basis,     from    this    Plan
                                            immediately     before     such
                                            transfer, within the meaning of
                                            the   provisions   of   Section
                                            414(1) of the Code.
                                    (iii)   The  transfer  of the  Member's
                                            Account   and   Tax    Deferred
                                            Account   shall   be  in  cash,
                                            except to the extent the Member
                                            would be  entitled to receive a
                                            distribution  in  kind.  To the
                                            extent  that  a  Member  is  so
                                            entitled     to    receive    a
                                            distribution   in   kind,   the
                                            Member  may  direct   that  the
                                            transfer   be  made  in   kind,
                                            except   to  the   extent   the
                                            transferee plan will not accept
                                            the   transfer  in  kind.   The
                                            amount   of  cash  or  in  kind
                                            assets   transferred  shall  be
                                            determined  in the same  manner
                                            as any other distribution under
                                            the Plan.
                                    (iv)    The Member  shall  otherwise be
                                            entitled   to  a   distribution
                                            pursuant to the  provisions  of
                                            Article 11 and Article 13.
                                    (v)     The   Member    provides   such
                                            evidence  from  the  transferee
                                            plan to the Plan Administrator,
                                            as   prescribed   by  the  Plan
                                            Administrator,     which     is
                                            sufficient to demonstrate  that
                                            the    transferee    plan    is
                                            qualified  under Section 401(a)
                                            of the Code,  that the terms of
                                            the transferee plan allow it to
                                            accept  such a transfer  in the
                                            form in  which  it will be made
                                            as   prescribed   under   (iii)
                                            above,  and that the transferee
                                            plan   meets   the   applicable
                                            provisions of (ii) above.
         8.6      Loans.
         (a) Eligibility. Any Member who is an Employee paid on the payroll system of the Sponsoring Company or, effective January 1, 2001, any Member whether or not paid on the payroll system of the Sponsoring Company (including, among others, former Employees, but excluding alternate payees under approved qualified domestic relations orders and beneficiaries of deceased Members) may apply for a loan from his Tax Deferred Account and his Account, subject to the terms, conditions and limitations prescribed in this Section 8.6 of the Plan and those on any loan agreement or promissory note signed by such Member. Any such Member who is eligible for a loan may apply for a loan by contacting the Trustee in the manner prescribed by the Sponsoring Company, from time to time. A Member to whom a loan is made automatically agrees to be bound by all the terms and conditions associated with such loan by receiving, accepting, cashing and/or depositing the check representing the loan amount, including any loan agreement and/or promissory note, the provisions of which were on or sent in association with such check.
         (b) Conditions. Loans under (a) above shall meet all of the following requirements:
                  (1)      such loans shall be available to Members who are
                           parties in interest (as defined in ERISA Section
                           3(14)(H))  on  a  reasonably  equivalent  basis,
                           provided,  however,  any such  Member  to whom a
                           loan  is  made  must  satisfy  the   eligibility
                           requirements identified in paragraph (a) of this
                           Section 8.6;
                  (2)      such  loans  shall  not  be  made  available  to
                           Members who are highly compensated employees (as
                           defined  in Code  Section  414(q))  in an amount
                           greater than the amount made  available to other
                           Members;  provided,  however,  that the Plan may
                           lend the same  percentage  of a person's  vested
                           benefits  to  Members  with both large and small
                           amounts of vested benefits;
                  (3)      such  loans  shall  be made in  accordance  with
                           definite plans for repayment;
                  (4)      such  loans  shall  bear a  reasonable  rate  of
                           interest  which shall be equal to the prime rate
                           of interest,  as  determined  by the  Sponsoring
                           Company or the Trustee,  for the calendar  month
                           preceding  the  calendar  month during which the
                           loan is made plus one percentage  point and such
                           rate of interest shall be compounded monthly;
                  (5)      such  loans  shall  not be made in an  amount of
                           less than  $1,000 and no more than two loans for
                           an  eligible  Member may be  outstanding  at one
                           time;
                  (6)      such loans shall be subject to an initiation fee
                           upon  approval  and  an  annual  processing  fee
                           charged against the Tax Deferred  Account and/or
                           Account   of   the   Member   as   an   expense,
                           additionally,  for loans made  after  January 1,
                           1998, if determined by the Sponsoring Company to
                           be  reasonably  required,  such  loans  shall be
                           subject to any applicable  tax, fee,  collection
                           or  other   pecuniary   charge  imposed  by  any
                           federal,  state or local  government or division
                           thereof  and it shall be  collected  from either
                           the  amount  of the  loan or from  the  Member's
                           Account or Tax Deferred Account;
                  (7)      Members to whom such loans are made shall  agree
                           to  repay   such   loans  by  means  of  payroll
                           deductions;   and
                  (8)      such  loans  shall be  adequately  secured by an
                           assignment  of  50%  of  a  borrowing   Member's
                           nonforfeitable  benefits  in  his  Tax  Deferred
                           Account  and Account  under the Plan;  provided,
                           however, in the event of default, foreclosure on
                           the note and  attachment  of  security  will not
                           occur until a  distributable  event occurs under
                           the Plan.
         (c) Limitation on Amount. A loan under the Plan (when added to other loans outstanding under the Plan and any other plans taken into account under Section 72(p)(2)(C) of the
                  Code) to a Member shall not exceed the lesser of:
                  (1)      $50,000  reduced by the  difference  between the
                           Member's highest  outstanding loan balance under
                           the Plan during the  one-year  period  ending on
                           the  date  the  loan  is made  and the  Member's
                           outstanding  loan balance  under the Plan on the
                           date the loan is made; or
                  (2)      50%  of  the   nonforfeitable   portion  of  the
                           Member's Tax Deferred  Account and Account.
         (d)      Repayments.
                  (1)      Period to Repay.  Each loan under  this  Section
                           8.6 must be repaid within five years of the date
                           it is made.
                  (2)      Method  of   Repayment.   Except  as   otherwise
                           allowed, a Member's repayment of a loan shall be
                           made by means of  payroll  deductions  providing
                           for   substantially   level   amortization  with
                           payments     not    less     than     quarterly.
                           Notwithstanding  the  foregoing,  a  Member  may
                           pre-pay the total outstanding  balance of a loan
                           by delivering a money order,  cashier's check or
                           certified check in the amount of such balance in
                           such manner as may be  prescribed,  from time to
                           time, by the Sponsoring  Company.  A Member with
                           one  or  more  loans   outstanding   who,  after
                           December 31, 1997, ceases to be paid through the
                           payroll system of the  Sponsoring  Company shall
                           be  permitted  to continue to repay such loan or
                           loans by  personal  check or by such other means
                           as may be authorized by the Sponsoring  Company,
                           from time to time. The Sponsoring Company shall,
                           in consultation  with the Trustee,  from time to
                           time,  prescribe such  procedures to accommodate
                           repayments of  outstanding  loans by Members who
                           cease to be covered by the Sponsoring  Company's
                           payroll  and by such  Members  who  subsequently
                           again become covered by the Sponsoring Company's
                           payroll,   as  may  be  deemed   convenient   or
                           appropriate.  Effective  January  1,  2001,  any
                           Member eligible to obtain a loan under paragraph
                           (a) of this  Section  8.6 and who is not paid on
                           the  payroll  system or the  Sponsoring  Company
                           shall repay any loan hereunder by personal check
                           or by such other means as may be  authorized  by
                           the  Sponsoring  Company,  from time to time. If
                           such  a  Member  later  becomes  covered  by the
                           payroll  system of the Sponsoring  Company,  the
                           Sponsoring  Company shall, in consultation  with
                           the  Trustee,   from  time  to  time,  prescribe
                           procedures to accommodate repayments under these
                           circumstances.
                  (3)      Grace Period.  In the event that an  installment
                           to repay  the  loan is  missed,  the  Sponsoring
                           Company may apply a grace period to allow Member
                           to repay the outstanding loan by the last day of
                           the calendar  quarter after the calendar quarter
                           in which the required installment was due.
                  (4)      Suspensions.
                           i.       Leaves.     Notwithstanding    anything
                                    contained  herein to the contrary,  and
                                    subject  to  the   discretion   of  the
                                    Sponsoring  Company,  in  the  event  a
                                    Member  to whom a loan  has  been  made
                                    goes on an  approved  leave of  absence
                                    without pay, the  installment  payments
                                    otherwise due to repay such loan may be
                                    suspended  for a  period  of up to  one
                                    year;  provided,   however,  that  such
                                    suspension   shall   not   extend   the
                                    five-year period within which such loan
                                    must  otherwise  be repaid and provided
                                    further,     that     any     remaining
                                    installments  upon such Member's return
                                    to  active,   paid  employment  on  the
                                    payroll   system   of  the   Sponsoring
                                    Company shall be appropriately adjusted
                                    to take into account the period  during
                                    which installment payments were missed.
                           ii.      Military    Leaves.     Notwithstanding
                                    anything   contained   herein   to  the
                                    contrary, in the event a Member to whom
                                    a loan has been made goes on a military
                                    leave of absence of the kind  described
                                    in Code  section  414(u)  for more than
                                    two  weeks,  the  installment  payments
                                    otherwise due to repay such loan may be
                                    suspended for the period of such leave.
                                    Interest   shall   continue  to  accrue
                                    during  the time such  loan  repayments
                                    are  suspended  at the  lesser of 6% or
                                    the rate that otherwise  applied to the
                                    loan. Upon return to employment  within
                                    the   time    required    to   preserve
                                    reemployment  rights under  Federal law
                                    the loan will be  re-amortized  over an
                                    extended  period.  The extended  period
                                    shall  equal  the term of the  original
                                    loan  and the  period  of the  military
                                    leave.  The amount of the  re-amortized
                                    periodic loan  repayments  shall not be
                                    less than the  amount  of the  periodic
                                    payments   that  were  due  before  the
                                    military leave.
         (e) Default. Unless otherwise provided under this Section 8.6 or under law, a Member to whom a loan is made under this
                  Section 8.6 shall be considered to be in default with regard to the repayment of such loan if, at any time while the loan is outstanding, the Member ceases to meet the eligibility requirements for a loan under paragraph
                  (a) of  this  Section  8.6.  Except  to the  extent  that
                  sub-paragraphs  (3)  and  (4) of  paragraph  (d) of  this
                  Section 8.6 may apply to such Member, upon a default, the outstanding balance of the loan will become due and payable which may result in a deemed distribution or a distribution of an offset amount with respect to the Member under applicable Department of Treasury regulations.

                                 ARTICLE 9
                          VALUATION OF TRUST FUND

         The Trustee shall value each investment Fund under the trust agreement at fair market value as of the close of business on each Valuation Date. In making such valuation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against each such Fund, in order to give effect to income realized and expenses paid or incurred, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments in each such Fund since the last previous valuation. The Trustee shall deliver to the Sponsoring Company a certified valuation of each such investment Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments in each such Fund) in such manner and at such time or times as may be prescribed in the trust agreement between the Sponsoring Company and the Trustee.

                                 ARTICLE 10
                             SEPARATE ACCOUNTS
         10.1 Separate Accounts. Separate accounts under each investment Fund shall be maintained under the Plan for each Member. The amount contributed by or on behalf of a Member or allocated to such Member shall be credited to his Account or his Tax Deferred Account in the manner set forth in Articles 5, 6, 7 and 8 of the Plan. No amounts allocated to a Member's Account shall be reallocated to such Member's Tax Deferred Account, and, except as otherwise allowed by Section 6.3 of the Plan and/or law, regulation or ruling, no amount allocated to a Member's Tax Deferred Account shall be reallocated to such Member's Account. All payments from the Plan to a Member or his Beneficiary shall be charged (i) first against the Account of such Member, starting with any after-tax contributions the Member made prior to 1987, exclusive of earnings allocable thereto, to the extent such contributions still remain in the Member's Account, until exhausted, and then (ii) against the remainder of the Account, consisting first of any other Member after-tax contributions and second of the Participating Company contributions, and then charged against his Tax Deferred Account, including all allocable earnings. Except as otherwise provided in the Plan, each Member has a nonforfeitable right to amounts in his Account and Tax Deferred Account.
         10.2 Accounts of Members Transferred to an Affiliated Company. If a Member is transferred to an Affiliated Company which is not a Participating Company, the amount credited to his Account and Tax Deferred Account shall continue to share in the earnings or losses of each investment Fund for which such Member has an account(s) and such Member's rights and obligations with respect to his Account and Tax Deferred Account shall continue to be governed by the provisions of the Plan and Trust.
         10.3 Adjustment of Members' Accounts. Pursuant to and consistent with the trust agreement between the Sponsoring Company and the Trustee, the Account and Tax Deferred Account of each Member shall be adjusted so that the amount of net income, loss, appreciation or depreciation in the value of each investment Fund for which such Member has an account(s) for the period (hereinafter referred to as the "Valuation Period") from the last previous Valuation Date to the Valuation Date as of which the valuation is being conducted shall be credited to or charged against the Member's Fund accounts in the ratio that (i) the balance in each Fund account of each Member as of the first day of such Valuation Period minus the amount distributable to such Member from such Fund account during such Valuation Period bears to (ii) the balance in all such Members' accounts as of the first day of such Valuation Period minus the total amounts distributable to all such Members from all such Fund accounts during such Valuation Period.

                                 ARTICLE 11

                     TERMINATION OF EMPLOYMENT BENEFITS

         If a Member incurs a Termination of Employment, such Member (or Beneficiary in the case of the death of a Member) shall be entitled to receive a benefit equal to the total amount in the Member's Account and Tax Deferred Account as determined in accordance with the provisions of Section
13.2 of the Plan. Such benefit shall be paid in a single lump sum or otherwise in accordance with one of the forms of payment available to such Member or Beneficiary as set forth in Section 13.3 of the Plan. Such benefit may also be payable in kind, to the extent that Section 13.4 applies. Notwithstanding anything in the Plan to the contrary and for distributions before January 1, 2002, if the Member's Termination of Employment is due to a substantial sale of assets or stock, as described in
Section 2.1 (ae)(i) and (ii) of the Plan, and if such Member has a Tax Deferred Account at the time of such Termination of Employment, then such distribution must be made as a lump sum distribution, as defined in Code
Section 401(k)(10)(B), or any successor thereto.

                                 ARTICLE 12

               WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

         12.1 In-Service Withdrawals. As of any Valuation Date prior to a Member's Termination of Employment, such Member shall be entitled to withdraw all or any part of his Account, reduced by the amount of Participating Company contributions and earnings on such contributions allocated to such Member's Account during the 24-month period preceding such Member's withdrawal. Withdrawal by a Member under this Section 12.1 shall only be allowed once during any 12-month period. Withdrawals paid to Members shall first consist of such Member's after-tax contributions made before 1987 and still remaining in his Account, exclusive of earnings allocable thereto. After such amounts are completely exhausted, withdrawals shall come from after-tax contributions made after 1986, Participating Company contributions and the earnings allocable to both such contributions. A Member may elect a withdrawal under this Section 12.1 by contacting the Trustee in such manner as may be prescribed by the Sponsoring Company, from time to time. Withdrawals made under this Section
12.1 are  payable as a single  sum,  in cash or in kind,  as allowed  under
Section 13.4 of the Plan. Notwithstanding anything to the contrary, consistent with Section 1.1(c), amounts attributable to Participating Company contributions under Article 7 and allocated to a Member's Account after December 31,1998 and amounts attributable to what had been the Member's Restricted Company Match Account shall be distributable to a Member upon such Member's proper election before Termination of Employment on or after such Member attains age 59 1/2, reduced by the amount of Participating Company contributions and earnings on such contributions allocated to such Member's Account during the 24-month period preceding such Member's withdrawal.
         12.2 In-Service Withdrawals of the Tax Deferred Account. As of any Valuation Date on or after a Member attains age 59 1/2 and prior to such Member's Termination of Employment, such Member shall be entitled to withdraw all or any part of his Tax Deferred Account; provided, however, that in connection with such withdrawal, such Member also withdraws all of his Account, reduced by the amount of Participating Company contributions and earnings on such contributions allocated to such Member's Account during the 24-month period preceding such Member's withdrawal. Withdrawals by a Member under this Section 12.2 shall only be allowed once during any 12-month period. Withdrawals paid to Members shall first consist of such Member's after-tax contributions made before 1987 and still remaining in his Account, exclusive of earnings allocable thereto, and, after such amounts are completely exhausted, withdrawals under this Section 12.2 shall come from after-tax contributions made after 1986, Participating Company contributions and, finally, Member contributions allocated to such Member's Tax Deferred Account, including the earnings allocable to all such contributions. A Member may elect a withdrawal under this Section 12.2 by contacting the Trustee in such manner as may be prescribed by the Sponsoring Company, from time to time. Withdrawals under this Section 12.2 are payable as a single sum, in cash or in kind, as allowed under Section
13.4 of the Plan..
         12.3     Hardship Withdrawal.
         (a) A Member may apply for a withdrawal as of any Valuation Date on account of hardship (as hereinafter defined in this Section 12.3) of all or a part of the value of his Tax Deferred Account that is equal to the amount of his Tax Deferred Account as of December 31, 1988 plus salary reduction contributions allocated to such Account after such date, less the amount of previous hardship withdrawals hereunder by filing such application in such form and manner and at such time (prior to the Valuation Date as of which such hardship withdrawal is to be effective) as the Sponsoring Company may from time to time prescribe. An application for a hardship withdrawal under this Section 12.3 may be submitted only by a Member who has no balance in his Account or is withdrawing the entire amount which he is eligible to withdraw under the provisions of Section 12.1 in conjunction with his application for a hardship withdrawal. Payment of an amount withdrawn under this Section 12.3 shall be made in a lump sum, in cash, as soon as reasonably practicable after the date on which such withdrawal is approved by the Sponsoring Company. That portion of such Member's Tax Deferred Account not withdrawn pursuant to this Section
                  12.3 shall remain in the Trust Fund in such Member's investment Fund accounts allocated to his Tax Deferred Account.
         (b) For purposes of this Section 12.3, hardship shall be determined in the sole discretion and judgment of the Sponsoring Company in a uniform and nondiscriminatory manner and shall be deemed to exist, on the basis of an objective analysis of the relevant facts and circumstances, only in the case of an immediate and heavy financial need of the Member. An immediate and heavy financial need of the Member will be deemed to exist if the application for withdrawal is on account of:
                           (i) medical expenses described in Section 213(d) of the Code incurred by the Member, the Member's Spouse, or any dependents of the Member (as defined in Code Section 152);
                           (ii) the purchase (excluding mortgage payments) of a principal residence for
                                    the   Member;
                           (iii) the payment of tuition for the next 12 months of post-secondary education for the Member, Member's spouse or Member's children or dependents;
                           (iv) payments necessary to prevent eviction from the Member's principal residence or the foreclosure of the mortgage on that residence;
                           (v) other events which are adopted by the Sponsoring Company and which are deemed immediate and heavy financial needs by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability; or
                           (vi) any other set of relevant facts and circumstances which, in the sole discretion of the Sponsoring Company, based upon an objective analysis of the particular facts and circumstances, constitutes an immediate and heavy financial need.
                  In no event shall an amount  withdrawn under this Section
         12.3 exceed the amount required to relieve the immediate financial need created by the hardship or which would be reasonably available (as determined by the Sponsoring Company) from other resources of the Member. However, the amount withdrawn under this
         Section 12.3 may include the amount reasonably anticipated to be necessary to pay any local, state, or federal taxes or penalties resulting from such distribution. To satisfy the Sponsoring Company that the amount to be withdrawn under this Section 12.3 is necessary to satisfy the immediate financial need, each Member applying for a withdrawal under this Section 12.3 shall swear out a statement before a notary public representing that such need cannot be relieved:
                           (A) through reimbursement or compensation by insurance or otherwise;
                           (B) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;
                           (C) by cessation of elective contributions or employee contributions under the Plan; or
                           (D) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Sponsoring Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.
                           So long as the  person  who  reviews  the  sworn
                           representation of the Member applying for a hardship distribution has no actual knowledge of facts contrary to such Member's representation, the Sponsoring Company shall be able to rely on such representation in making the hardship distribution under this Section 12.3.
         12.4 Repayment of Withdrawn Amounts Prohibited. Repayment of amounts withdrawn by a Member or Beneficiary pursuant to the provisions of
Article 11 or Article 12 of the Plan, are not permitted.

                                 ARTICLE 13
                            PAYMENT OF BENEFITS
13.1     Required Distributions.
(a) Effective Date. The provisions of this Section 13.1 are effective for distributions after December 31, 2002.
(b) Precedence. The requirements of this Section 13.1 will take precedence over any inconsistent provisions of the Plan.
(c)      Incorporation.  Distributions  that are  required by this  Section
         13.1 are made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder. Those regulations, as they now exist and as they may be amended, are incorporated herein by reference and made a part hereof to the extent such requirements are not otherwise specifically set forth in the Plan and to the extent such requirements are not in conflict with any legally permissible provision of the Plan. Optional provisions allowed by those regulations that are available under the Plan are specified herein.
(d) Lifetime Distribution Periods. Distributions to a Member during the Member's life shall commence no later than the Member's required beginning date specified in (e)(2) of this Section 13.1. Such distributions shall, as of the first distribution calendar year, if not made in a single sum to the Member, be made over any of the following periods (or any combination thereof):
         (1) a period certain not extending beyond the life expectancy of the Member;
         (2) a period certain not extending beyond the joint life and last survivor expectancy of the Member and the Member's designated beneficiary.
         For purposes of this Section 13.1, a Member's designated beneficiary shall be the Beneficiary designated by the Member under the Plan. The distribution periods in (1) and (2) of this paragraph (b) cannot exceed the period allowed for installment payments in Section 13.3(a) of the Plan.
(e) Latest Date of Payment. Notwithstanding anything in the Plan to the contrary, the payment of a Member's benefit shall begin not later than the earlier of:
         (1) The 60th day after the later of the close of the Plan Year in which the Member -
                  (A)      reaches age 65,
                  (B)      completes the 10th  anniversary of participation
                           in the Plan, or
                  (C)      terminates   service   with  the   Participating
                           Company and all Affiliated Companies; or
         (2) The Member's  required  beginning date,  which is the later of
         (i) April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 or (ii) April 1 of the calendar year after the Member terminates employment. Clause (ii) shall not apply with respect to a Member that is a 5% owner (as defined in Code section 416) for the Plan Year in which such Member attains 70 1/2.
(f) Life Expectancy. For purposes of this Section 13.1, the life expectancy of an individual shall be based upon the applicable table in Treas. Reg. ss.1.401(a)(9)-9 using such individual's birthday in the calendar year in which the determination of life expectancy is being made. Minimum distributions under this Section
         13.1 to a Member during the Member's life and to a Member's surviving spouse will be based on a recalculation of Member's or surviving spouse's life expectancy (whichever is applicable). In all other events, the applicable life expectancy will be reduced by one for each subsequent year in a distribution period.
(g)      Death Distribution Periods.
         (1) Commencement. In the event a Member dies before distributions begin under Section 13.2 of the Plan, the death benefit (if any) which is payable shall commence pursuant to whichever of the following applies:
                  (A) In the event such benefit is payable to a designated beneficiary who is not such Member's surviving spouse, such distribution shall commence on or before December 31 of the calendar year following the calendar year in which the Member died.
                  (B) In the  event  that  such  benefit  is  payable  to a
                  designated beneficiary who is such Member's surviving spouse, such distribution shall commence as of the later of the date prescribed under (A) above or December 31 of the calendar year in which the Member would have attained age 70 1/2.
                  (C) In the event there is no designated beneficiary, or if distributions will not be made over the life
                  expectancy  of  the  designated  beneficiary,   then  the
                  distribution of such benefit must be commenced and completed by December 31 of the calendar year containing the fifth anniversary of such Member's death.
         (2) Periods. Death benefits (if any) under the Plan which are distributable shall be distributed over whichever of the following periods are applicable:
                  (A) over a period certain not greater than such beneficiary's life expectancy;
                  (B) over a period ending on December 31 of the calendar year containing the fifth anniversary of the Member's death; or
                  (C) if there are death benefits distributable after lifetime distributions to the Member commenced, such benefits shall be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.
         The distribution periods in (A), (B) and (C) of this sub-paragraph
         (2) cannot exceed the period allowed for  installment  payments in
         Section 13.3(a) of the Plan.
(h)      Death of  Spouse.  For  purposes  of (g) above,  if the  surviving spouse dies before payments to such spouse begin, then the provisions of (g)(1)(B) and (g)(2)(A) above shall apply as if such spouse were the Member.
(i)      Method  of  Compliance.  To  comply  with the  provisions  of this
         Section 13.1, distributions to a Member shall begin no later than the Member's required beginning date under Section 13.1(c)(2). The payment that is made by the required beginning date is on account of the preceding calendar year, which is the first distribution calendar year. Distributions that are made on account of subsequent distribution calendar years shall be made no later than December 31 of the applicable distribution calendar year. The amount of each such distribution shall be based upon the value of the Member's Account and Tax Deferred Account as of the last Valuation Date in the calendar year immediately preceding each distribution calendar year, increased by any allocations thereto after such Valuation Date and decreased by any distributions made after such Valuation Date that occurred in such year of valuation. The amount of each such distribution shall be determined by the quotient obtained by dividing the Accounts so determined by the
         Member's life expectancy or the Member's and the Member's designated beneficiary's (if any) life expectancy, as determined under paragraph (f) of this Section 13.1. Distributions of death benefits shall comply with the provisions of this Section 13.1 by being distributed under the other relevant provisions this Article 13, provided that such distributions are not made at a later time or over a longer period of time than is allowed under this Section
         13.1. The distribution of any excess deferral, excess contribution or excess aggregate contribution pursuant to the provisions of Sections 6.1, 6.3 or 5.3 shall not act to reduce the amount of the distribution otherwise required under this Section 13.1. Distributions made under this paragraph (g) of Section 13.1 shall be made first from the portion of a Member's Account consisting of such Member's after-tax contributions made before 1987, exclusive of any earnings allocable thereto, to the extent that such Member has such contributions remaining in his Account, until exhausted, with any additional distributions to come first from such Member's remaining after-tax contributions in his Account, such Member's contributions that were allocable to his Tax Deferred Account, Participating Company contributions in such Member's Account, and finally, the Participating Company contributions in such Member's Restricted Company Match Account and the earning allocable to all these types of contributions.
         13.2     Termination of Employment Benefits.
         (a) General. The Sponsoring Company shall cause to be made distribution of the benefits payable to a Member or his Beneficiary (in the event of the Member's death) upon Termination of Employment, based upon the value of such Member's Account and Tax Deferred Account as of the Valuation Date coincident with or immediately following the later of (i) the date on which such Member's Termination of Employment occurs or (ii) the date on which the Member files a claim for such benefits under such administrative procedures as may be prescribed by the Sponsoring Company, from time to time. Distributions under this Article 13 shall first be charged against the remaining after-tax contributions in the Member's Account that were made prior to 1987, exclusive to any earnings allocable thereto, and then charged against such sources as prescribed under Section 10.1 of the Plan.
         (b) Consent. If the value of a Member's Account, Tax Deferred Account and Restricted Company Match Account exceeds $5,000 at the time when such Member is entitled to a distribution under paragraph (a) of this Section 13.2 of the Plan, then no part of such benefit may be distributed to him prior to his attainment of 65, unless he consents to the distribution within the 90-day period prior to the first day on which all events have occurred which entitle such Member to such distribution. The filing by such Member of a claim or other application for the distribution of his benefit hereunder shall be deemed to constitute such a consent for payment. However, if the value of a benefit to be distributed under paragraph (a) of this Section 13.2 is equal to or less than $5,000, then such benefit shall be distributed to the individual entitled thereto, in a single sum, as soon as is reasonably practical. The distribution of any excess deferral, excess contribution or excess aggregate contribution pursuant to the provisions of Sections 6.1,
                  6.3 or 5.3 shall not be subject to the requirements of this paragraph (b). For purposes of this paragraph (b), any rollover contributions to the Plan and any direct transfers of benefits to the Plan by or with respect to a Member shall be included in determining if a benefit is equal to, less than or greater than $5,000.
         13.3 Methods of Payment of Termination of Employment Benefits. The Sponsoring Company shall cause to be made a distribution of benefits pursuant to Section 13.2 of the Plan in accordance with one of the available methods of distribution set forth in this Section 13.3, as elected by the Member (or Beneficiary in the case of the death of a Member) in such form and manner and at such time (not later than 30 days after such Member's Termination of Employment except as otherwise provided in paragraph (b) of this Section 13.3 and in paragraph (b) of Section 13.2) as the Sponsoring Company may from time to time prescribe. The available methods of distribution are as follows:
         (a) Installment Payments or Lump Sum Distribution.
                  (1)      Subject to the limitations  described in Section
                           13.1 of the  Plan,  benefits  may be paid in the
                           form of one or more monthly, quarterly or annual
                           installments  over a fixed  number  of  calendar
                           years  comprising not less than 1 calendar year,
                           as  elected   by  the  Member  or   Beneficiary.
                           Notwithstanding   anything   to   the   contrary
                           contained  herein,  a Beneficiary who is not the
                           surviving  spouse of the deceased  member cannot
                           elect installments for a period extending beyond
                           December 31 of the calendar year  containing the
                           fifth  anniversary of the Member's death. In the
                           event  that an  election  of a stated  number of
                           installments over a stated number of years is in
                           effect,  each such  installment  shall equal the
                           value of the  Member's  Account and Tax Deferred
                           Account  as of the  Valuation  Date as of  which
                           such   installment  is  paid   multiplied  by  a
                           fraction  whose   numerator  is  one  and  whose
                           denominator   is   the   number   of   specified
                           installments  remaining in such specified number
                           of years.  A Member  (or  Beneficiary)  may also
                           elect  to have a  designated  dollar  amount  or
                           percentage of the total of the Member's  Account
                           and Tax  Deferred  Account  distributed  in each
                           elected   installment,   determined  as  of  the
                           Valuation  Date as of which such  installment is
                           paid.  In respect of all then unpaid  amounts in
                           his Account and Tax Deferred  Account,  a Member
                           (or  Beneficiary) may make an election to change
                           his prior election under this  sub-paragraph (1)
                           by filing  such  change in such form and  manner
                           and at such time as the  Sponsoring  Company may
                           from time to time prescribe.
                  (2)      Death  of a  Member  Before  Receiving  Complete
                           Payment   of  his   Account.   Subject   to  the
                           limitations  described  in  Section  13.1 of the
                           Plan,  in the  event  of the  death  of a Member
                           before  receiving  all  installments  under  the
                           provisions   of   sub-paragraph   (1)  of   this
                           paragraph (a) to which he would otherwise become
                           entitled,  such Member's  Beneficiary may elect,
                           at  such  time  and  in  such  manner  as may be
                           prescribed, from time to time, by the Sponsoring
                           Company,  to  receive  one or more  payments  in
                           respect  of all  then  unpaid  amounts  in  such
                           Member's   Account  and  Tax  Deferred   Account
                           pursuant  and  subject  to  the   provisions  of
                           sub-paragraph (1) of this paragraph (a).
         (b) Annuity and other Preserved Optional Benefits. Effective January 1, 2001, the annuity optional form of benefit that was preserved for certain Members under the provisions of this Section 13.3(b) as in effect before January 1, 2001, and any other optional form of benefit that was preserved under the terms of the Plan before January 1, 2001, that differs from those available under 13.3(a) shall be completely eliminated, consistent with Treas. Reg. ss.1.411(d)-4, Q&A-2(e). The foregoing described elimination of certain optional forms of distribution shall not apply to an affected Member whose benefit is distributed before the earlier of (i) the 90th day after the Member is furnished a summary of material modifications or summary plan description that describes the deletion of the otherwise preserved optional forms of distribution; or; (ii) January 1, 2002. An affected Member for these purposes is a Member whose Account balance, in part or in total, was subject to the terms of the Plan as in effect prior to January 1, 2001, addressing preserved optional forms of benefit. Notwithstanding anything to the contrary, the provisions of this paragraph (b) of Section 13.3 of the Plan shall not act to eliminate any optional form that is needed to comply with section 401(a)(9) of the Code, as reflected in Section 13.1 of the Plan.
         13.4     Distribution in Kind.
                  (a) General. A Member or Beneficiary who (i) receives a distribution pursuant to the provisions of Article 11 and
                  Section 13.2 of the Plan, or (ii) elects to withdraw all or a part of his interest in the Plan under Section 12.1 or Section 12.2 of the Plan, may elect, in such form and manner and at such time as the Sponsoring Company may from time to time prescribe, to receive (instead of cash) all or a part of the distributable value of such Member's accounts in Fund A whole shares and cash in lieu of any fractional shares of the stock of the Sponsoring Company to be distributed from the Plan. The number of whole shares of such stock distributable hereunder shall be determined based upon the unit value of such stock or debentures used to determine the value of such Member's accounts for purposes of distribution from the Plan.
         13.5 Lost Member/Beneficiary. Notwithstanding any other provision of the Plan, in the event the Sponsoring Company, after reasonable effort, is unable to locate a Member or Beneficiary to whom a benefit is payable under the Plan, such benefit shall be forfeited; provided, however, that such benefit shall be reinstated (in an amount equal to the amount forfeited) upon proper claim made by such Member or Beneficiary prior to termination of the Plan. Benefits forfeited under this Section 13.5 shall be used to reduce the Sponsoring Company contributions under Article 7 of the Plan or, if there are no such contributions, shall be returned to the Sponsoring Company. Restorations under this Section 13.5 shall be made by way of special Sponsoring Company contribution or by way of offsetting forfeitures then to be applied to reduce aggregate Sponsoring Company contributions.
         13.6     Direct Rollovers.
         (a) General. Subject to the exceptions and limitations contained in this Section 13.6, a Member, an alternate payee under an approved qualified domestic relations order (as defined in Code Section 414(p)) who is a Member's former spouse or a deceased Member's surviving spouse may elect to have all, or any portion (in increments of 10%) of an Eligible Rollover Distribution (as defined in (f) below) to which such individual is entitled transferred from this Plan to an Eligible Retirement Plan (as defined in (f) below).
         (b) Exceptions and Limitations. Among the exceptions, limitations and conditions applied to elections under paragraph (a) of this Section 13.6 are the following:
                  (1)      Such  elections  cannot  direct  that all or any
                           part of an  Eligible  Rollover  distribution  be
                           transferred  to,  among or between more than one
                           Eligible Retirement Plan.
                  (2)      Such  elections  may  be  revoked,  in  writing,
                           except   that  such   elections   shall   become
                           irrevocable at the point in time when it becomes
                           administratively   impractical   to   stop   the
                           transfer from being made in accordance with such
                           election,    as    determined    by   the   Plan
                           Administrator.
                  (3)      In  the   case   of  an   involuntary   cash-out
                           distribution  of a benefit equal to or less than
                           $5,000 under Section  13.2(b) of the Plan, or in
                           any other case when the consent  requirements of
                           Section  13.2(b)  do not  apply,  the  Member or
                           other  applicable  distributee (as identified in
                           paragraph  (a) above)  shall have 30 days within
                           which to make an election  under  paragraph  (a)
                           after   receiving  the  notice  referred  to  in
                           paragraph  (c).  If such  election  is not  made
                           within 30 days, the benefit shall be distributed
                           to the  distributee as soon as  administratively
                           practical.  If such  election  is made within 30
                           days,   then  the   transfer  to  the   Eligible
                           Retirement   Plan   may  be   made  as  soon  as
                           administratively  practical. In the event that a
                           distribution   is   subject   to   the   consent
                           requirements of Section 13.2(b), then the Member
                           may    affirmatively    elect   to   receive   a
                           distribution   or  to  have  an  election  under
                           paragraph  (a)  implemented  within  30  days of
                           receiving  the notice  referred to in  paragraph
                           (c);   provided   that   information   is  given
                           explaining  that the Member has at least 30 days
                           to receive a distribution.
         (c) Time and Method of Transfer. Within a reasonable period of time before distributing an Eligible Rollover Distribution, the Plan Administrator shall provide the notice required under Code Section 402(f) in any manner allowed by Treasury regulation and provide an opportunity to make the election provided under paragraph (a). Transfers made pursuant to such an election may be accomplished in any reasonable manner, as determined by the Plan Administrator, from time to time, in accordance with applicable Treasury regulations.
         (d) Series of Payments. In the event a series of payments may otherwise be made under the terms of the Plan each of which would be an Eligible Rollover Distribution, an election (or failure to elect) under paragraph (a) with regard to the first payment in such series shall control and be applied to all remaining payments in such series, unless the distributee revokes, changes or otherwise modifies his or her prior decision regarding the options available under paragraph (a) in such manner, at such time and subject to such conditions as the Plan Administrator may prescribe from time to time.
         (e) Administration. The Plan Administrator shall, from time to time, prescribe such rules as it deems convenient or desirable to administer the provisions of this Section
                  13.6.  This  may  include,  but not be  limited  to,  the
                  following:
                  (1)      Prescribing   forms  for  making  the   election
                           described in paragraph (a);
                  (2)      Requiring the distributee to furnish information
                           regarding the  identity,  status and location of
                           the Eligible Retirement Plan;
                  (3)      Requiring   the   Eligible    Retirement    Plan
                           designated by the distributee to provide certain
                           information about itself; and
                  (4)      Requiring  the  distributee  and/or the Eligible
                           Retirement Plan to represent and/or certify that
                           the Eligible Retirement Plan is authorized under
                           law and  pursuant to its own terms to accept the
                           transfer of the Eligible Rollover Distribution.
         (f) Definitions. For purposed of this Section 13.6, the following terms shall have the following definitions:
                  (1)      "Eligible   Retirement   Plan"   shall  mean  an
                           individual  retirement account described in Code
                           Section 408(a), an individual retirement annuity
                           described  in Code  Section  408(b),  an annuity
                           plan  described  in  Code  Section  403(a)  or a
                           qualified trust described in Code Section 401(a)
                           that accepts  Eligible  Rollover  Distributions;
                           provided,  however,  that,  with  respect  to  a
                           distributee who is a deceased Member's surviving
                           spouse, only an individual retirement account or
                           an  individual  retirement  annuity  may  be  an
                           Eligible   Retirement  Plan.  For  distributions
                           after December 31, 2001, an Eligible  Retirement
                           Plan  shall   also  mean  an  annuity   contract
                           described  in section  403(b) of the Code and an
                           eligible plan under  section  457(b) of the Code
                           that  is  maintained   by  a  state,   political
                           subdivision  of  a  state,   or  any  agency  or
                           instrumentality   of  a   state   or   political
                           subdivision  of  a  state  and  that  agrees  to
                           separately account for amounts  transferred into
                           such plan from this Plan. Also for distributions
                           after  December 31, 2001,  the  definition of an
                           Eligible  Retirement  Plan shall  apply  without
                           limitation  in the case of a  distribution  to a
                           surviving spouse or to a spouse or former spouse
                           who is the  alternate  payee  under a  qualified
                           domestic  relations order, as defined in section
                           414(p) of the Code.
                  (2)      "Eligible Rollover  Distribution" shall mean any
                           distribution  of  all  or  part  of  a  Member's
                           benefit   under   the  Plan,   except   for  the
                           following:
                           (A)      Substantially  equal periodic payments,
                                    not less frequently than annually, made
                                    over (i) the life or life expectancy of
                                    the  distributee,  (ii) the joint lives
                                    or  joint  life   expectancies  of  the
                                    distributee and a beneficiary, or (iii)
                                    a period of 10 or more years;
                           (B)      The portion of a distribution  required
                                    under Code Section 401(a)(9);
                           (C)      The   portion   of   any   distribution
                                    excluded  from  gross  income,  without
                                    regard   to  any   exclusion   for  net
                                    unrealized   appreciation  on  employer
                                    securities;
                           (D)      The  distribution of excess  deferrals,
                                    excess    contributions    and   excess
                                    aggregate contributions, as well as the
                                    income  or  loss   allocable   to  such
                                    distributions   and   the   return   of
                                    elective deferrals that were made under
                                    Section  401(k)  of the  Code  with any
                                    allocable  income  or loss in  order to
                                    satisfy  the limits  imposed by Section
                                    415 of the Code;
                           (F)      Other     types    or    portions    of
                                    distributions identified under Treasury
                                    regulations  or  in  Internal   Revenue
                                    Service pronouncements.
                           For  purposes  of  (A)  immediately  above,  the
                           determination    of   whether    payments    are
                           substantially  equal for a  specified  period is
                           made  when such  payments  first  begin  without
                           regard to contingencies  or  modifications  that
                           have not yet occurred. Notwithstanding any other
                           provision,   the   following   shall   apply  in
                           determining   whether  a   distribution   is  an
                           Eligible Rollover Distribution:
                                    (I)      Effective  for   distributions
                                             after  December 31, 1998,  the
                                             portion of a distribution that
                                             is a hardship  distribution as
                                             defined   in   Code    section
                                             401(k)(2)(B)(i)(IV)   is   not
                                             part of an  Eligible  Rollover
                                             Distribution.
                                    (II)     Effective  for   distributions
                                             after  December 31, 2001,  any
                                             amount that is  distributed on
                                             account of hardship  shall not
                                             be   an   Eligible    Rollover
                                             Distribution      and      the
                                             distributee  cannot  elect  to
                                             have  any  portion  of  such a
                                             distribution  paid directly to
                                             an Eligible Retirement Plan.
                                    (III)    Effective  for   distributions
                                             after  December  31,  2001,  a
                                             portion   of  a   distribution
                                             shall   not   fail  to  be  an
                                             Eligible Rollover Distribution
                                             merely   because  the  portion
                                             consists of after tax employee
                                             contribution   that   are  not
                                             includible  in  gross  income.
                                             However,  such  portion may be
                                             transferred    only    to   an
                                             individual  retirement account
                                             or   annuity    described   in
                                             section  408(a)  or (b) of the
                                             Code,   or   to  a   qualified
                                             defined    contribution   plan
                                             described in section 401(a) or
                                             403(a) of the Code that agrees
                                             to   separately   account  for
                                             amounts    so     transferred,
                                             including           separately
                                             accounting  for the portion of
                                             such   distribution   that  is
                                             includible in gross income and
                                             the     portion     of    such
                                             distribution  that  is  not so
                                             includible.

                                 ARTICLE 14
                                 TRUST FUND
         14.1 Trust Fund. All the funds of the Plan shall be held by the Trustee appointed from time to time by the Sponsoring Company, in one or more trusts under a trust agreement entered into between the Trustee and the Sponsoring Company for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Participating Companies. The fact that separate accounts are maintained for each Member shall not be deemed to segregate for such Member, or to give such Member any direct interest in, any specific asset or assets in the Trust Fund.
         14.2 Administration of the Trust Fund and Funding Policy. Except as otherwise provided in the Plan or the trust agreement and subject to the direction and control of the Sponsoring Company (or other fiduciary identified by the Sponsoring Company for such purpose), the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust Fund. The Sponsoring Company shall have the authority to appoint an Investment Manager to manage (including the power to acquire and dispose
of) all or any part of the assets of the Trust Fund. The Sponsoring Company shall be responsible for establishing a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA.
         14.3 Benefits Payable Solely by Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust. The Participating Companies assume no liability or responsibility therefor.
         14.4 Exclusive Benefit of Trust Fund. Except as otherwise allowed under Section 403(c)(2)(A) and (C) of ERISA, the assets of the Trust Fund shall not inure to the benefit of any Participating Company and shall be held for the exclusive purposes of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.

                                 ARTICLE 15
                         ADMINISTRATION OF THE PLAN
         15.1  Plan  Administrator  and  Administration  of the  Plan.  The
Sponsoring Company shall be the "administrator" (as defined in Section 3(16) of ERISA) of the Plan and shall be a named fiduciary for the Plan. Any reference to the Plan Administrator in the Plan shall be deemed to be a reference to the Sponsoring Company, unless the context clearly indicates otherwise. The Sponsoring Company shall, in its capacity as administrator, be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan administrator under ERISA. The Sponsoring Company shall have all powers necessary and the discretion necessary and convenient to administer the Plan in accordance with its terms, including, but not limited to, all necessary, appropriate and convenient power and authority to interpret, administer and apply the provisions of the Plan with respect to all persons having or claiming to have any rights, benefits, entitlements or obligations under the Plan. This includes, without limitation, the ability to construe and interpret provisions of the Plan, make determinations regarding law and fact, reconcile any inconsistencies between provisions in the Plan or between provisions of the Plan and any other statement concerning the Plan, whether oral or written, supply any omissions to the Plan or any document associated with the Plan, and to correct any defect in the Plan or in any document associated with the Plan. All such interpretations of the Plan and documents associated with the Plan and questions concerning its administration and application, as determined by the Sponsoring Company, shall be binding on all persons having an interest under the Plan. Such administrator of the Plan shall be the designated agent for service of legal process.
         15.2 Delegation of Responsibility. The Sponsoring Company may delegate (and may give to its delegatees the authority to redelegate) to any person or persons any responsibility, power, or duty whether ministerial or fiduciary; provided, however, no responsibility in the Plan or trust agreement to manage or control the assets of the Plan (other than a power to appoint an Investment Manager) may be delegated to anyone other than a fiduciary identified pursuant to Section 15.2 of the Plan. The Sponsoring Company, the Trustee or any delegatee, redelegatee or designee of either of them may employ one or more persons to render advice or perform ministerial duties with regard to any responsibility such fiduciary has under the Plan.
         15.3 Liability. The board of directors of the Sponsoring Company and any delegatee, redelegatee or designee (other than any Investment Manager or Trustee), and any employee of a Participating Company or Affiliated Company serving the Plan in any capacity within the scope of his employment shall be free from all liability for their acts and conduct in the administration of the Plan and Trust except for acts of willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.
         15.4 Indemnity by Participating Companies. In the event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Participating Companies shall indemnify and hold harmless any person from any and all claims, demands, suits or proceedings made or threatened by reason of the fact that he, his testator or intestate (i) is or was a director or officer of a Participating Company or an Affiliated Company or (ii) is or was an employee of a Participating Company or an Affiliated Company who serves or served the Plan or Trust in any capacity within the scope of his employment and as a delegatee (or redelegatee) of the Sponsoring Company, provided such person acted, in good faith, in what he reasonably believed to be the best interest of the Plan. Expenses against which such person may be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or proceeding brought or settlement thereof. A Participating Company from which indemnification may be sought hereunder may, at its expense, settle any such claim, demand, suit or proceeding made or threatened when such settlement appears to be in the best interest of such Participating Company. This Section 15.4 shall not be construed to limit whatever rights of indemnity to which the persons specified in this Section 15.4 and such other persons not described in the foregoing provisions of this Section 15.4 who are or were (or claim under or through) employees of a Participating Company or an Affiliated Company may be entitled by law, corporate by-law or otherwise.
         15.5 Payment of Fees and Expenses. The Trustee, the board of directors of the Sponsoring Company and any delegatee, redelegatee or designee shall be entitled to payment from the Trust Fund for all reasonable fees, costs, charges and expenses incurred by them in the course of performance of their duties under the Plan and the Trust, except to the extent that such fees and costs are paid by any Participating Company or Affiliated Company. Notwithstanding any other provision of the Plan or Trust, no person who is a "disqualified person" within the meaning of
Section 4975(e)(2) of the Code, or a "party in interest" within the meaning of Section 3(14) of ERISA and who receives full-time pay from any Participating Company or Affiliated Company shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.
         15.6 Voting of Shares. All voting rights with respect to common stock in Fund A under Section 8.1 held by the Trustee shall be exercised by the Trustee only as directed by the Members (and by Beneficiaries of deceased Members who have not received a distribution of their benefits, and such Beneficiaries shall be treated as Members for purposes of applying the provisions of this Section 15.6) having all or a part of their Accounts and/or Tax Deferred Accounts invested in such Fund A, acting in their capacity as named fiduciaries (within the meaning of ERISA Section 402) in accordance with the provisions of this Section 15.6. Before each annual or special meeting of shareholders of the Sponsoring Company (or such other company which issued such securities, if applicable) there shall be sent to each such Member a copy of the proxy solicitation material sent generally to shareholders for such meeting, together with a form to be returned to the Trustee, requesting instructions from the Member, acting in his capacity as a named fiduciary, to the Trustee on how to separately vote (I) the stock allocable to that part of such Member's Account and/or Tax Deferred Account in Fund A , and on how to separately vote (II) a proportionate share (based on the stock allocable to that part of such Member's Account and/or Tax Deferred Account in Fund A) of the Non-Directed Securities (defined below). For purposes of this Section 15.6, Non-Directed Securities shall mean that common stock allocated to Fund A for which instructions are not timely received by the Trustee. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. In lieu of voting fractional shares as instructed by Members, the Trustee may vote the combined fractional shares of such securities to the extent possible to reflect the directions of Members with allocated fractional shares. The number of votes to which a Member's direction under clause (II), above, applies shall be the number of votes equal to the total number of votes attributable to the sum of the votes related to the common stock referred to in said clause (II) multiplied by a fraction, the numerator of which is the number of shares of common stock allocable to that part of such Member's Account and/or Tax Deferred Account in Fund A and the denominator of which is the total number of shares of common stock allocable to that part of all such Members' Accounts and/or Tax Deferred Accounts in Fund A who have timely provided instructions to the Trustee with respect to the common stock referred to in said clause (II). For purposes of this Section 15.6, fractional shares shall be rounded to the nearest 1/1,000th of a share. Except to the extent required by law, the instructions received by the Trustee from a Member under this Section 15.6 shall be held in confidence by the Trustee and any contractor retained by the Trustee to assist in tabulation of votes and shall not be divulged or released to the Sponsoring Company, to any officer of the Sponsoring Company, to any employee of the Sponsoring Company or to any other person, except in the aggregate.

                                 ARTICLE 16
                          BENEFIT CLAIMS PROCEDURE
         16.1 Initial Claim - Notice of Denial. If any claim for benefits (within the meaning of section 503 of ERISA) is denied in whole or in part, the Sponsoring Company will provide written notification of the denied claim to the Member or Beneficiary, as applicable, (hereinafter referred to as the claimant) in a reasonable period, but not later than 90 days after the claim is received. The 90-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 90-day period after the claim was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 180 days after the claim is received.

The written decision will include:

(a)               The reasons for the denial.
(b) Reference to the Plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.
(c) A description of additional materials or information needed to process the claim. It will also explain why those materials or information are needed.
(d) A description of the procedure to appeal the denial, including the time limits applicable to those procedures. It will also state that the claimant may file a civil action under section 502 of ERISA (ERISA - ss.29 U.S.C.
                  1132). The claimant must complete the Plan's appeal procedure before filing a civil action in court.

If the claimant does not receive notice of the decision on the claim within the prescribed time periods, the claim is deemed denied. In that event the claimant may proceed with the appeal procedure described below.
         16.2 Appeal of Denied Claim. The claimant may file a written appeal of a denied claim with the Sponsoring Company in such manner as determined from time to time. The Sponsoring Company is the named fiduciary under ERISA for purposes of the appeal of the denied claim. The Sponsoring Company may delegate its authority to rule on appeals of denied claims and any person or persons or entity to which such authority is delegated may re-delegate that authority. The appeal must be sent at least 60 days after the claimant received the denial of the initial claim. If the appeal is not sent within this time, then the right to appeal the denial is waived.

The claimant may submit materials and other information relating to the claim. The Sponsoring Company (or its delegate) will appropriately consider these materials and other information, even if they were not part of the initial claim submission. The claimant will also be given reasonable and free access to or copies of documents, records and other information relevant to the claim.

Written notification of the decision on the appeal will be delivered to the claimant in a reasonable period, but not later than 60 days after the appeal is received. The 60-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 60-day period after the appeal was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 120 days after the appeal is received.

Special rules apply if the Sponsoring Company designates a committee as the appropriate named fiduciary for purposes of deciding appeals of denied claims. For the special rules to apply, the committee must meet regularly on at least a quarterly basis.

When the special rules for committee meetings apply the decision on the appeal must be made not later than the date of the committee meeting immediately following the receipt of the appeal. If the appeal is received within 30 days of the next following meeting, then the decision must not be made later than the date of the second committee meeting following the receipt of the appeal.

The period for making the decision on the appeal can be extended under special circumstances. If special circumstances apply, the claimant will be notified by the committee or its delegate before the end of the otherwise applicable period within which to make a decision. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than the date of the third committee meeting after the appeal is received.

In any event, the claimant will be provided written notice of the decision within a reasonable period after the meeting at which the decision is made. The notification will not be later than 5 days after the meeting at which the decision is made.

Whether the decision on the appeal is made by a committee or not, a denial of the appeal will include:

(a)               The reasons for the denial.
(b) Reference to the Plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.
(c) A statement that the claimant may receive free of charge reasonable access to or copies of documents, records and other information relevant to the claim.
(d) A description of any voluntary procedure for an additional appeal, if there is such a procedure. It will also state that the claimant may file a civil action under section 502 of ERISA (ERISA - ss.29 U.S.C. 1132).

If the claimant does not receive notice of the decision on the appeal within the prescribed time periods, the appeal is deemed denied. In that event the claimant may file a civil action in court. The decision regarding a denied claim is final and binding on all those who are affected by the decision. No additional appeals regarding that claim are allowed.

                                 ARTICLE 17

                         INALIENABILITY OF BENEFITS

         The right of any Member or Beneficiary to any benefit or payment under the Plan or Trust or to any separate account maintained as provided by the Plan shall not, to the fullest extent permitted by law, be subject to voluntary or involuntary anticipation, transfer, alienation or assignment, attachment, execution, garnishment, levy, sequestration or other legal or equitable process. The foregoing shall not apply to the extent allowed under Code section 401(a)(13). In the event a Member or Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void. Notwithstanding the foregoing provisions hereof, expressly permitted are: (i) any arrangement to which the Sponsoring Company consents for the direct deposit of benefit payments to any account in a bank, savings and loan association or credit union, provided such arrangement is not part of an arrangement constituting an assignment or alienation; (ii) the recovery by the Plan of overpayment of benefits previously made to a Member or Beneficiary; or (iii) effective on and after January 1, 1985, the creation, assignment, or recognition of a right to any benefit payable pursuant to a qualified domestic relations court order as defined in ERISA. Effective December 1, 1995, and notwithstanding anything contrary contained in the Plan, any Alternate Payee who is assigned a Plan benefit pursuant to a qualified domestic relations order shall, upon the approval of such assignment under such order by the Plan Administrator or its delegate and after such assignment is recorded on the records of the Plan maintained by the Trustee, be entitled to receive a distribution of such assigned benefit as a lump sum, regardless of whether the Member from whose benefit the assignment was made is otherwise entitled to receive a distribution under the Plan.

                                 ARTICLE 18

                    ADOPTION OF PLAN BY OTHER COMPANIES

         Any company may, with the approval of the Sponsoring Company, adopt this Plan pursuant to appropriate written resolutions of the board of directors or other managing body or delegatee of such company and by executing such documents with the Trustee as may be necessary to make such company a party to the Trust as a Participating Company. A company which adopts the Plan is thereafter a Participating Company with respect to its Employees for purposes of the Plan. A company that adopted the Plan shall cease to be a Participating Company when any of the following happens:
(a) Such company's managing body adopts actions designed to end such company's participation in this Plan;
(b) Such company ceases active business or ceases to have active employees that meet the requirements to be Members of the Plan and the Sponsoring Company takes action to memorialize the effective date such company ceased to be a Participating Company; or
(c) Such other reasonable action taken by the Sponsoring Company and the Participating Company intended to end said Participating Company's status as a Participating Company.

                                 ARTICLE 19

               WITHDRAWAL OF PARTICIPATING COMPANY FROM PLAN

         19.1 Notice of Withdrawal. Subject to provisions of Section 19.4, any Participating Company, with the consent of the Sponsoring Company, may at any time withdraw from the Plan upon giving the Sponsoring Company and the Trustee at least 30 days notice in writing of its intention to withdraw.
         19.2 Segregation of Trust Assets Upon Withdrawal. Upon the withdrawal of a Participating Company pursuant to Section 19.1, the Trustee shall segregate the allocable share of the assets in the Trust Fund, the value of which shall equal the total credited to the accounts of Members employed by the withdrawing Participating Company. Such segregation shall occur upon a Valuation Date or such other date as may be specified by the Sponsoring Company.
         19.3 Exclusive Benefit of Members. Except as otherwise allowed by law, neither the segregation and transfer of the Trust assets upon the withdrawal of a Participating Company nor the execution of a new agreement and declaration of trust by such withdrawing Participating Company shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries.
         19.4 Applicability of Withdrawal Provisions. The withdrawal provisions contained in this Article 19 shall be applicable only if the withdrawing Participating Company continues to cover its Members and eligible Employees in another defined contribution plan and trust qualified under Sections 401 and 501 of the Code. Otherwise, the termination provisions of Article 21 of the Plan shall apply.

                                 ARTICLE 20

                           AMENDMENT OF THE PLAN

         The Sponsoring Company may, by and through actions of its board of directors or any delegatee thereof, amend the Plan with respect to any or all Participating Companies at any time, and from time to time, by action of the Board of Directors of the Sponsoring Company or its delegatee; provided, however, except as otherwise allowed by law, no such amendment shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Members and their Beneficiaries.

                                 ARTICLE 21

                PERMANENCY OF THE PLAN AND PLAN TERMINATION

         21.1 Merger or Consolidation of Plan. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan, unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
         21.2 Right to Terminate Plan. The Sponsoring Company reserves the right to terminate either the Plan or both the Plan and the Trust as to any or all Participating Companies.
         21.3 Discontinuance of Contributions. Whenever the Sponsoring Company determines that it is impossible or inadvisable for any Participating Company to make further contributions as provided in the Plan, such Participating Company may, without terminating the Plan and/or Trust, temporarily or permanently discontinue all further contributions by such Participating Company. Thereafter, the Sponsoring Company and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to contributions by such Participating Company. However, the Trust shall remain in existence with respect to such Participating Company and all of the provisions of the Trust Agreement shall remain in force.
         21.4 Termination of Plan and Trust. If the Sponsoring Company determines to terminate (as to any Participating Company) the Plan and Trust completely, they shall be terminated insofar as they are applicable to such Participating Company as of the date of such termination. Upon such termination of the Plan and Trust, after payment of all expenses and proportional adjustment of accounts of Members employed by such Participating Company to reflect such expenses, Trust Fund profits or losses, and allocations of any previously unallocated funds to the date of termination, such Participating Company's Members shall be entitled to receive the amount then credited to their respective Accounts and Tax Deferred Accounts in the Trust Fund. However, the occurrence of such a termination shall not, in and of itself, entitle Members to receive a distribution of their Tax Deferred Accounts. Such entitlement shall only occur if neither the Sponsoring Company nor any Affiliated Company maintain a successor plan, other than an ESOP satisfying the requirements of Section 4975(e)(7). For this purpose, a successor plan is any defined contribution plan maintained by the Sponsoring Company or an Affiliated Company, except that such a plan shall not be deemed to be a successor plan if at all times during the 24 month period preceding the 12 month period before the termination of this Plan fewer than 2% of the Employees who were eligible to participate in this Plan are eligible for such other plan. If a Member with a Tax Deferred Account is entitled to a distribution upon termination of the Plan because of the satisfaction of the foregoing requirements, then any distribution to such a Member must be made as a lump sum distribution, as defined in Code Section 401(k)(10)(B), or any successor thereto. The Sponsoring Company, in its sole discretion, may cause payment of such amount to be made in cash, or in assets of the Trust Fund. Any amounts unallocable to such Participating Company's Members shall be returned to the Sponsoring Company.

                                 ARTICLE 22

                               MISCELLANEOUS

         22.1 Status of Employment Relations. Nothing herein contained shall be deemed (i) to give to any employee the right to be retained in the employ of a Participating Company; (ii) to affect the right of a Participating Company to terminate or discharge any employee at any time;
(iii) to give a Participating Company the right to require any employee to remain in its employ; or (iv) to affect any employee's right to terminate his employment at any time.
         22.2 Applicable Law. To the extent that State law shall not have been preempted by ERISA or any other laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the laws of the Commonwealth of Kentucky.
         22.3 Legal Effect. The Plan described herein shall amend and supersede, as of January 1, 2003, and at such other individual dates as indicated throughout, all provisions in the Plan as in effect on December 31, 2002, except as otherwise provided herein and further excepting that the rights of former Members who terminated employment or retired prior to January 1, 2003, or made a total withdrawal prior to January 1, 2003 while employed, shall be governed by the terms of the Plan in effect at the time of termination of employment or retirement, or in effect on December 31, 2002 in the case of total withdrawals while employed, as the case may be, unless otherwise provided herein.
         22.4 Military Leave. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u) and all other applicable law. A Member who returns to work from qualified military service may make up contributions missed while on military leave. These contributions are in addition to other allowable contributions under the Plan. The Member has until the earlier of (1) the period equal to three times the period of qualified military service or (2) five years. The Participating Company contributions that would have been paid with respect to such Member contributions under the provisions of
Article 7 of the Plan at the particular time applicable will also be contributed with respect to a Member's make-up contributions. These Participating Company contributions are in addition to any other such contributions made with respect to the Member's contributions for the present Plan Year. While on a qualified military leave a Member is considered to earn the rate of Compensation he would have received if he had not been engaged in qualified military service. If this cannot be determined with reasonable certainty, then the Member's deemed Compensation would be the average of the Member's Compensation for the 12 months preceding the qualified military service (or period of employment if shorter than 12 months).

                                 ARTICLE 23
                                TENDER OFFER
         23.1 Applicability. The provisions of this Article 23 shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits  an  offer  to sell  to such  person  one  percent  or more of the outstanding shares of common stock of the Sponsoring Company (herein jointly and severally referred to as a "tender offer").
         23.2 Instructions to Trustee. All decisions with respect to tender offers with respect to the shares of common stock of the Sponsoring Company held in Fund A under Section 8.1 of the Plan shall be exercised by the Trustee only as directed by the Members (and by Beneficiaries of deceased Members who have not received a distribution of their benefits, and such Beneficiaries shall be treated as Members for purposes of applying the provisions of this Article 23) who have all or a part of their Accounts and/or Tax Deferred Accounts invested in Fund A, acting in their capacity as named fiduciaries (within the meaning of ERISA Section 402) in accordance with the provisions of this Article 23. In the event a tender offer is received by the Trustee (including a tender offer for shares of such common stock subject to Section 14 (d) (1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under such Act, as those provisions may be amended from time to time), in accordance with Section 23.1, to purchase or exchange any such shares of common stock held by the Trustee, the Trustee shall inform each Member who has all or a part of his Account and/or Tax Deferred Account invested in Fund A, in writing, of the terms of the tender offer as soon as practicable and shall furnish to each such Member such documents as are prepared by any person and provided to shareholders of the Sponsoring Company pursuant to the Securities Exchange Act of 1934 and a form to each such Member to be returned to the Trustee requesting instructions from such Member, acting in his capacity as a named fiduciary, on whether or not to sell, offer to sell, exchange or otherwise dispose of the common stock allocable to that part of such Member's Account and/or Tax Deferred Account in Fund A (determined as of the most recent Valuation Date for which information is readily available). Upon receipt of such separate instructions, the Trustee shall act upon the tender offer as instructed. For purposes of this Article 23, fractional shares shall be rounded to the nearest 1/1,000th of a share. The instructions referred to herein shall be in such form and shall be filed in such manner and at such time as the Sponsoring Company and the Trustee may prescribe.
         23.3 Trustee Action on Member Instructions. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the common stock held in Fund A under the Trust as directed by Members through their instructions, as provided in Section 23.2. The number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this Section 23.3 pursuant to a Member's direction shall reflect the value of such Member's Account and/or Tax Deferred Account invested in Fund A (excluding all investments in Fund A other than the shares to be sold, offered or exchanged) determined as of the latest Valuation Date for which record processing has been completed at the time of the Trustee's disposition of shares. Each Member directing the Trustee to dispose of his allocable shares under this Article 23 shall also be deemed to have elected a transfer of the total value of his Account and/or Tax Deferred Account in Fund A to a new investment fund under the Plan. For purposes of this
Article 23, such deemed transfers shall be effective as of and shall use values as of the Valuation Date used to determine the number of shares to be sold, offered for sale, exchanged or otherwise disposed of by the Trustee under this Section 23.3. Any gain or loss, whether realized or unrealized, on the directed disposition of shares shall be allocated (in accordance with the provisions of Section 10.3) among the Members who have directed such a disposition under this Article 23. The proceeds derived from dispositions directed under this Article 23 shall be invested by the Trustee in accordance with Section 23.4. Except for the provisions of
Section 8.2 and Section 8.4 all the provisions of the Plan and trust agreement shall apply to such new investment fund. Any shares becoming allocable to a Member's Account and/or Tax Deferred Account in Fund A after the latest Valuation Date for which record processing has been completed at the time of the Trustee's disposition of shares shall remain a part of such Member's Account and/or Tax Deferred Account in Fund A subject to all the provisions of the Plan other than this Article 23.
         23.4 Investment of Proceeds. Any securities received in connection with a disposition directed under this Article 23 shall remain a part of the new investment fund subject, however, to the Sponsoring Company's right to amend the Plan in accordance with its provisions. Any cash proceeds of a disposition directed under this Article 23 and any income from investments under the new investment fund shall remain a part of the new investment fund and shall be invested in such securities as the Sponsoring Company (or other fiduciary identified by the Sponsoring Company for such purpose) may from time to time direct; provided, however, in the absence of any direction from the Sponsoring Company or other fiduciary the Trustee may in its discretion, or pursuant to applicable provisions in the trust agreement if any such provisions appear therein, invest the cash proceeds in Fund B described in Section 8.1 of the Plan.
         23.5 Action With Respect to Members Not Instructing the Trustee or Not Issuing Valid Instructions. To the extent to which Members do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the shares of stock of the Sponsoring Company allocable to their Account and/or Tax Deferred Accounts in Fund A, such Members shall be deemed to have directed the Trustee that such shares remain invested in Fund A subject to all provisions of the Plan other than this Article 23.
         23.6 Withdrawal of Shares. In the event, under the terms of a tender offer or otherwise, any shares of common stock held in Fund A and tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such shares from such offer in the same manner and in the same proportion as shall be timely received by the Trustee from Members entitled under this Article 23 to give instructions as to the sale, exchange or transfer of shares of such common stock pursuant to such offer, acting in their capacity as named fiduciaries.
         23.7 Partial Offers. In the event that an offer for fewer than all of the shares of common stock invested in Fund A and held by the Trustee shall be received by the Trustee, the total number of shares of such common stock that the Plan sells, exchanges or transfers pursuant to such offer shall be allocated among Members' Accounts and/or Tax Deferred Accounts , to the extent that such accounts are invested in Fund A, on a pro rata basis in accordance with the directions received from Members with respect to the allocable share of each such Member's Account and/or Tax Deferred Account invested in Fund A.
         23.8 Multiple Offers. In the event an offer shall be received by the Trustee and instructions shall be solicited from Members pursuant to Sections 23.2 to 23.7 hereof regarding such offer, and, prior to the termination of such offer, another offer is received by the Trustee for the shares of common stock invested in Fund A subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Members in their capacity as named fiduciaries:
         (a) with respect to shares of common stock tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any shares of common stock so withdrawn for sale, exchange or transfer pursuant to the second offer, and
         (b) with respect to shares of common stock not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such shares of common stock for sale, exchange or transfer pursuant to the second offer.
The Trustee shall follow all such instructions received in a timely manner from Members in the same manner and in the same proportion as provided in Sections 23.2 to 23.7 hereof. With respect to any further offer for any such common stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above in this Section 23.8.
         23.9 No Impact on Account. A Member's instructions to the Trustee to tender or exchange shares of common stock shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Member's benefit.
         23.10 Confidentiality. The instructions received by the Trustee from a Member under this Article 23 shall be held in confidence by the Trustee and any contractor retained by the Trustee to assist in the tabulation of tenders and shall not be divulged or released to the Sponsoring Company, to any officer of the Sponsoring Company, to any employee of the Sponsoring Company or to any other person, except in the aggregate, unless otherwise required by law.

                                 ARTICLE 24
             SPECIAL RULES IN THE EVENT PLAN BECOMES TOP HEAVY
         24.1  General.  Notwithstanding  any other  provision of the Plan, this Article 24 shall apply to each Plan Year as to which the Plan is "Top-Heavy" (as hereinafter defined in this Article 24), hereinafter called "Top-Heavy Year", and, to the extent provided in this Article 24, to each Plan Year following a Plan Year as to which the Plan is Top-Heavy.
         24.2 Minimum Benefits. The Participating Company contributions and forfeitures allocated to the Account (for purposes of this Article 24, references to a Member's "Account" shall include such Member's Account, Tax Deferred Account and Restricted Company Match Account) of each Member who is a Non-Key Employee and who is employed on the last day of the Plan Year, shall not be less than three percent of such Member's Compensation. Notwithstanding the preceding sentence, the foregoing percentage for any Top-Heavy Year shall not exceed the percentage at which Participating Company contributions and forfeitures are allocated to the Account of the Key Employee for whom such percentage is the highest for such Top-Heavy Year; provided, however, that all defined contribution plans within an Aggregation Group shall be treated as one plan. The minimum benefit as prescribed above is determined without regard to any Social Security contribution and without regard to any salary deferral or cash or deferred contributions made on behalf of such a Non-Key Employee under a plan qualified under Section 401(k) of the Code.
         24.3 Vesting. In any Top-Heavy Year, the Account of any Member shall be fully vested and nonforfeitable, as it is in years when the Plan is not Top-Heavy.
         24.4 Definitions. For purposes of this Article 24, the following definitions shall apply:
         (a) "Aggregation Group" shall mean (i) each plan of a Participating Company or an Affiliated Company in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated); (ii) each other plan of a Participating Company or an Affiliated Company which enables any plan described in (i) above to meet the requirements of Section 401(a)(4) or 410 or the Code; and
                  (iii) any other plan or plans which the Sponsoring Company elects to include provided that the group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan or plans being taken into account. For these purposes, the group of plans included under (i) and (ii) above is considered to be a "required aggregation group" and the group of plans included under (i)-(iii) is considered to be a "permissive aggregation group."
         (b) "Determination Date" shall mean, with respect to the first Plan Year, the last day of such Plan Year, and with respect to any subsequent Plan Year, the last day of the preceding Plan Year.
         (c) "Determination Period" shall mean the Plan Year containing the Determination Date and the four preceding Plan Years.
         (d) "Key Employee" shall mean, with respect to any Plan Year, as determined under Section 416(i) of the Code, any person (and the beneficiary under the plan of any person) who, at any time during the Determination Period with respect to such Plan Year, is:
                  (1) an officer of a Participating Company or an Affiliated Company who:
                           (A) effective for Plan Years beginning after December 31, 1986, has annual compensation greater than 50 percent of the dollar limitation in effect under
                                    Section  415(b)(1)(A)  of the  Code for
                                    any such Plan Year, and
                           (B) is taken into account under Section 416(i) of the Code;
                  (2)      one of the ten employees who:
                           (A) owns (or is considered as owning within the meaning of Sections 318 and 416(i) of the Code) both more than a 1/2 percent ownership interest in value and one of the ten largest percentage ownership interests in value of his employer; and
                           (B) has (during the Plan Year of ownership) annual compensation from his employer and any Affiliated Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Year ends;
                  (3)      a five  percent  owner (as  defined  in  Section
                           416(i) of the Code) of his employer or
                  (4)      a one  percent  owner  (as  defined  in  Section
                           416(i)  of  the  Code)  of his  employer  having
                           annual compensation from his employer and any Affiliated Company of more than $150,000.
         For purposes of this paragraph (d), "compensation" shall mean compensation as defined in Section 7.4(d) (which defines "Limitation Year Compensation" for purposes of applying the annual addition limitations) of the Plan except that salary reduction contributions that would otherwise be excluded from the definition of compensation thereunder because of special tax benefits applicable to such contributions under Section 125, 402(a)(8), 402(h)(1)(B) or 403(b) of the Code shall be included in such compensation.
         (e) "Non-Key Employee" shall mean any individual who, with respect to any Plan Year during the Determination Period, is not a Key Employee.
         (f) "Top-Heavy" shall mean, with respect to any Plan Year, that the Plan falls within a Top-Heavy Group or that, as of the Determination Date, the Top Heavy Ratio exceeds 60%.
         (g) "Top-Heavy Group" shall mean, with respect to any Plan Year, any Aggregation Group if (as of the Determination
                  Date) the sum of the Top Heavy Ratios for each plan falling within the Aggregation Group exceeds 60%.
         (h)      "Top  Heavy  Ratio"  shall  mean,  with  respect  to  any
                  Determination Date:
                  (1) For any defined benefit plan the ratio of the present value of the cumulative accrued benefits (including any benefits derived from employee contributions) under the plan for all Key Employees to the present value of the cumulative accrued benefits (including any benefits derived from employee contributions) under the plan for all employees. Such present value shall be consistently and uniformly determined under regulations under Section 416 of the Code (i) by using the actuarial assumptions used by the plan for purposes of minimum funding standards under
                           Section 412 of the Code (modified as necessary to conform with the requirements of Section 415 of the Code and regulations thereunder); (ii) as of the most recent valuation date used for computing plan costs for purposes of minimum funding under Section 412 of the Code falling within a 12-month period ending on the Determination Date; (iii) by including distributions made within the Plan Year in which falls the Determination Date and the four preceding Plan Years; and (iv) on the basis that each employee terminated employment on the valuation date.
                  (2) For any defined contribution plan (including any simplified employee pension plan), the ratio of the sum of the account balances under the plan as of the Determination Date for Key Employees to the sum of the account balances under the plan as of the Determination Date for all employees. For purposes of computing this ratio, any distribution made within the Plan Year in which falls the Determination Date and the four preceding Plan Years shall be included and both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
                  (3) For purposes of (1) and (2) above, the following shall apply:
                           (A) The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.
                           (B) There shall be disregarded the account balances and accrued benefits of a
                                    Member:
                                    (i)     who is a Non-Key Employee,  but
                                            who  was  a Key  Employee  in a
                                            Prior Plan Year or
                                    (ii)    with  respect  to a  Plan  Year
                                            beginning  after 1984,  who has
                                            not performed  services for the
                                            employer  maintaining  the plan
                                            at   any   time    during   the
                                            five-year  period ending on the
                                            Determination Date.
                           (C) The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with
                                    Section   416  of  the   Code  and  the
                                    regulations thereunder.
                           (D) Deductible voluntary contributions shall not be included.
                           (E) The value of account balances and accrued benefits under plans aggregated with the Plan shall be calculated with reference to the Determination Dates under such plans that fall within the same calendar year as the applicable Determination Date under the Plan.
                           (F) The value of account balances under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.
                           (G) The accrued benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all de-fined benefit plans maintained by the Participating Company and Affiliated Companies, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

SPECIAL SUPPLEMENT TO ARTICLE 24 - MODIFICATIONS TO TOP-HEAVY RULES
The following provisions replace the applicable provisions of Article 24 that precede these supplemental provisions.

1. Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends the preceding provisions of Article 24.

2. Determination of top-heavy status.

2.1 Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

2.2.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3. Minimum benefits.

3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.


         IN WITNESS WHEREOF, the Sponsoring Company has caused this Plan to be executed this 21st day of November, 2002.




ATTEST:                                 ASHLAND INC.



  /s/ Richard Thomas                 By:   /s/ David L. Hausrath
------------------------------          --------------------------------
          Secretary                     Title: Vice President and General
                                               Counsel